As filed with the Securities and Exchange Commission on ____________, 2009.
Registration No. 333-162201

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment Number 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GMS CAPITAL CORP.
 (Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

7372
(Primary Standard Industrial Classification Code Number)

 26-1094541
(I.R.S. Employer Identification Number)

3456 Melrose Ave
Montreal, Quebec H4A 2S1 Canada
Tel: (514) 287-0103
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jill Arlene Robbins
525 93 Street
Surfside, FL 33154
TELEPHONE NO.: (305) 531-1174
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George Metrakos 3456 Melrose Ave
Montreal, Quebec H4A 2S1 Canada Tel: (514) 287-0103 Fax: (514) 938-6066:

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

☐  Large accelerated filer
☐  Accelerated filer
☐  Non-accelerated filer
☒  Smaller reporting company

CALCULATION OF REGISTRATION FEE

	Number of	Proposed	Proposed	Amount of
Title of each Class of	shares to be	maximum offering	maximum aggregate	registration
Securities to be Registered	registered	price per unit (1)	offering price	fee(1)
Common Shares	4,000,000	$.20	$800,000	$44.64

At February 8, 2010
Total				$44.64	*
* of which $44.64 is already paid.

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act.

No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.10 which closed on October 1, 2007.

Proceeds from the sale of the shares will be escrowed in a non-interest bearing account until the minimum number of units are sold. If the minimum proceeds are not received within 365 days from the date of effectiveness of this prospectus, all escrowed funds will be promptly returned to subscribers without interest or deduction.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED __________
GMS CAPITAL CORP.

This Prospectus relates to the offering by the Company of a Minimum/Maximum Offering: 250,000 / 4,000,000 shares of common stock.

Offering Price: $0.20 per share

GMS Capital Corp., a Florida corporation, offers for sale, on a self- underwritten basis, a minimum of 250,000 shares and a maximum of 4,000,000 shares at a price of $0.20 per share. Proceeds from the sale of the shares will be escrowed in a non-interest bearing account until the minimum number of units are sold. If the minimum proceeds are not received within 365 days from the date of effectiveness of this prospectus, all escrowed funds will be promptly returned to subscribers without interest or deduction. The escrow agent will be Gilles Poliquin, Attorney . This offering may continue past 365 days only if the minimum number of units has been sold. Otherwise this offering will end on the 365th day, unless, in our sole discretion, the offering is extended an additional 365 days.  The minimum number of shares purchased in a single investment is 5,000 shares or $1,000.  The Company reserves the right to accept lesser amounts at their sole discretion.

Investing in our securities involves risk, see "Risk Factors" page 11 . Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 11 .

The Company will receive proceeds in the amount of $800,000.00 assuming the sale of all of the Common Stock of the Company registered hereunder.

	Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Company (2)
Per Share (Minimum Offering)	250,000	$0.20	$0.0	$50,000

Per Share (Maximum Offering)	4,000,000	$0.20	$0.0	$800,000

(1) This is our initial public offering. No public market currently exists for our shares. We know of no market makers for our common stock. The shares will be offered and sold by our officers and directors without any discounts or other commissions.

(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $10,000 including legal and accounting fees and printing costs.

The Company attempted a similar offering on form S-1 which went effective on November 19, 2008, however, the offer was later withdrawn by the Company on September 22, 2009 as the Company was unable to raise the minimum offering within the prescribed time limit of 180 days.  The Company sites a difficult financial market for new initial public offerings from the end of 2008 to the beginning of 2009 as the main reason why the minimum offering was not achieved.  The Company has re-filed its offering within this current prospectus as it has sited certain tendencies for markets to react more positively to initial public offerings of smaller filers.  Likewise, the Company has extended its offering period from 180 to 365 days in order to ensure that adequate time exists for management to sell the minimum offering.  The Company has also reduced its minimum offering to $50,000 from $100,000 in order to increase the probability of the minimum offering being achieved.

The Company's "promoters" or their "affiliates" and their transferees, within the meaning of the Securities Act of 1933 ("Act"), are deemed to be "underwriters" within the meaning of the Act. Any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Act. The Company has not engaged any broker-dealer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of its delivery or of any sale of our Common Stock. This prospectus will be updated and, as updated, will be made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," “potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

Item 3. Summary Information and Risk Factors

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used in this prospectus, "we", "us", "our", "GMS", “Metratech Retail Systems Inc.”, “Metratech” or "our company" refers to GMS Capital Corp., a Florida corporation, formerly doing business as “Metratech Retail Systems Inc.”.

Business Overview

GMS Capital Corp. (the “Company" or "GMS") is a software sales and development company providing retail inventory management software for use by suppliers to “Big-Box” retailers.  Inventory management software permits suppliers to develop sales forecasts based on the sales of their products on retail store shelves.  “Big-Box” retailers are large, warehouse-style stores where public consumers go to purchase their everyday products, such as clothing, sporting goods and home renovation products . We sell our software and professional services in Canada and the US.

About Us

Our principal executive offices are located at 3456 Melrose Ave., Montreal, Quebec H4A2S1 Canada . The telephone number of our principal executive office is (514) 287-0103. The Company does not currently have an active Internet website.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. Management plans to apply to enable our common stock to be quoted on the OTC Bulletin Board.

Corporate History

GMS Capital Corp. was incorporated in Canada on March 9, 2000 under the name "Metratech Retail Systems Inc." for the development and sales of specialized inventory management software.  The Company re-incorporated itself in the State of Florida on September 18, 2007 and was subsequently renamed "GMS Capital Corp." in order to raise capital on the US public markets to realize its objectives of investing in its development and marketing plans.

The details of the merger and re-incorporation are as follows:

The 2,578,000 issued and outstanding shares of Metratech Retail Systems Inc. were converted to 2,578,000 shares of GMS Capital Corp.  Each shareholder of the Company received one share of GMS Capital Corp. for every share of Metratech Retail Systems Inc.  The three directors of Metratech Retail Systems Inc., George Metrakos, Marcel Côté and Spiro Krallis were replaced by George Metrakos on the board of directors of the newly incorporated company.

On October 1, 2007, the Company issued an additional 2,537,400 shares at a price of $0.10 per share in order to compensate shareholders and external consultants to perform the consulting work necessary to complete the company's prospectus.

GMS decided to reincorporate itself under the laws of the State of Florida in order to take advantage of opportunities available to public entities in the US.  The reincorporation saw existing shareholders receive the equivalent number of shares in the Florida Corporation as they held in the company prior to reincorporation.  The reincorporation in no way has changed the capital structure of the Company.

The Company has incurred a net loss of ($21,121) and ($31,184) for the nine months ended September 30, 2009 and 2008 and has an accumulated deficit of ($475,986) as of September 30, 2009.  The Company’s limited customer base exposes them to significant risk of future revenues.  As a result, the Company’s auditors have raised significant doubt that the Company can continue as a going concern unless it is capable of raising sufficient capital in order to sustain its operations.  The Company has sought to raise capital through its initial public offering of its shares via this offering.  There can be no guarantee that the Company will succeed in raising the sufficient capital via this current offering.

The Offering

Issuer:	GMS Capital Corp.
Common Stock outstanding prior to offering	5,115,400
Common Stock offered by us:	4,000,000 shares
Offering Price:	$0.20 per share
Common Stock outstanding after the offering:	9,115,400

The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of February 8, 2010 . There are currently no options to purchase shares of common stock outstanding as of February 8, 2010 and there are no additional shares of common stock available for future issuance under our stock option plans and there are no outstanding warrants to purchase additional shares of common stock.

Our OTC Bulletin Board Trading Symbol	We intend to apply to have our shares trade on the OTC Bulletin Board upon completion of this registration. There can be no assurances that we be listed on the OTC Bulletin Board

Risk Factors	See "Risk Factors" beginning on page 9 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our Common Stock.

Summary Financial Data

The following table sets forth our summarized audited financial statements. The statement of operations data for the period ending June 30, 2009 and year ended December 31 2008, and the balance sheet data as of June 30, 2009 and December 31, 2008, are derived from our audited financial statements and related notes included in the back of this prospectus.

The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The results included below and elsewhere in this prospectus are not necessarily indicative of our future performance. You should read this information together with "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS, INC.)
BALANCE SHEETS
SEPTEMBER 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008

ASSETS
	(IN US$)
	September 30,	December 31,
	2009	2008
	(unaudited)
Current Assets:
Cash and cash equivalents	$586	$1,461
Accounts receivable, net	4,792	2,646
Other current assets	-	1,053

Total Current Assets	5,378	5,160

Fixed assets, net of depreciation	5,778	10,371

TOTAL ASSETS	$11,156	$15,531

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Advances - Shareholders	$35,421	$26,970
Line of credit	6,166	1,862
Due to related companies	3,905	1,240
Accounts payable and accrued expenses	1,579	-

Total Current Liabilities	47,071	30,072

Total Liabilities	47,071	30,072

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 Par Value; 125,000,000 shares authorized
and 5,115,400 shares issued and outstanding, respectively	5,115	5,115
Additional paid-in capital	461,425	461,425
Accumulated deficit	(475,986)	(454,865)
Accumulated other comprehensive income (loss)	(26,468)	(26,216)

Total Stockholders' Equity (Deficit)	(35,914)	(14,541)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$11,156	$15,531

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS, INC.)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE NINE AND THREE MONTHS ENDING SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

	IN US$
	NINE MONTHS ENDED		THREE MONTHS ENDED
	2009	2008	2009	2008
OPERATING REVENUES
Sales	$25,303	$35,728	$16,357	$19,521

COST OF SALES
Purchases	23,003	41,691	13,226	16,893
Total Cost of Sales	23,003	41,691	13,226	16,893

GROSS PROFIT (LOSS)	2,300	(5,963)	3,131	2,628

OPERATING EXPENSES
Selling, general and administrative	17,256	23,284	4,970	10,571
Depreciation	5,911	7,390	2,061	1,880
Total Operating Expenses	23,167	30,674	7,031	12,451

LOSS BEFORE OTHER INCOME (EXPENSE)	(20,867)	(36,637)	(3,900)	(9,823)

OTHER INCOME (EXPENSE)
Interest expense	(254)	(2,356)	(118)	(16)
Gain on asset disposal	-	7,809	-	-
Total Other Income (Expense)	(254)	5,453	(118)	(16)

NET LOSS BEFORE PROVISION
FOR INCOME TAXES	(21,121)	(31,184)	(4,018)	(9,839)
Provision for Income Taxes	-	-	-	-

NET LOSS APPLICABLE
TO COMMON SHARES	$(21,121)	$(31,184)	$(4,018)	$(9,839)

NET LOSS PER BASIC AND DILUTED SHARES
BASIC AND DILUTED	$(0.00)	$(0.01)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	5,115,400	5,115,400	5,115,400	5,115,400

COMPREHENSIVE INCOME (LOSS)
Net loss	$(21,121)	$(31,184)	$(4,018)	$(9,839)
Other comprehensive income (loss)
Currency translation adjustments	(252)	815	(2,588)	1,654
Comprehensive income (loss)	$(21,373)	$(30,369)	$(6,606)	$(8,185)

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our Common Stock.

If any of the following risks, or any other risks not described below because they are currently unknown to us or we currently deem such risks as immaterial, but they later become material, actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed. As a result, the trading price of our Common Stock could decline and you could lose part or all of your investment.

Risks Related to our Business
Decreasing market prices for our products and services due to increasing competition may cause us to lower our prices to remain competitive, which could delay or prevent our future profitability.

Currently, our prices are lower than those of many of our competitors for comparable software products and services. However, market prices for business analysis software have decreased over the last few years, and we anticipate that prices will continue to decrease. This information is based on the experience of the Company's management working in the business analytics software industry.  Such competition or continued price decreases may require us to lower our prices to remain competitive, may result in reduced revenue, a loss of customers, or a decrease in customer growth and may delay or prevent our future profitability. Since we have priced our products as an upfront commitment to the customer of approximately $40,000, a decrease in more than 60% of this price will render each of our installations to be at a loss, considering the professional services costs required to spend for the installation and on-going delivery of service to the customer.   The value of your investment in the common shares would therefore be affected due to the lack of profitability in this scenario, and you could even lose your entire investment.

Business Analysis Software may fail to gain acceptance among suppliers to major retailers and hence the growth of the business will be limited, lowering the profitability of the business.

If business analysis software such as our inventory management solutions fail to gain acceptance among suppliers to major retailers, our ability to grow our business will be limited, which could affect the profitability of our business. The market for business analysis and inventory management software has only in the last 10 years begun to develop and is rapidly evolving. Most of our potential customers are unaware of business analysis software available to them and as a result employ a significant amount of people to perform their analysis manually.  Should these customers continue to choose to maintain this spending practice, we will sell less of our software and services.   We currently generate most of our revenue from the sale of professional services as we have not been able to increase significantly the sales of our software.  If our sales and marketing plan fail to increase the number of customers using our software, our ability to grow our business will be limited. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.

Our software to date is not sufficiently developed or advanced in order to offer a simple and efficient means of installing it within the customer’s premises.

Customers must therefore incur additional professional service fees in order to install and utilize the software on their premises, increasing the cost of ownership to the customer.  As such, there remains a higher barrier to new customer acquisition due to these higher costs versus our competition.  The result may be our inability to acquire enough customers, reducing our revenues and hence our profitability.  If such a scenario is not overcome, the value of our common stock will fall and you could lose your entire investment.

Our software may have flaws which could result in a reduction of customer appeal and hence reduce the profitability of our operations.

Flaws in our technology and systems could cause our customers to commit errors in their management of their inventory, resulting in lost sales opportunities for their products on retail shelves or the overstock of items in warehouses.  These errors will result in reduced revenues and higher costs to our customers and hence will greatly reduce the appeal of our software and services.  Such flaws will damage our reputation, cause us to lose customers and limit our growth which could affect the profitability and operations of our business.  Such an effect would result in the value of your investment in the common shares to be affected, and you could even lose your entire investment.

Because much of our potential success and value lies in our use of internally developed software, if we fail to protect the software, it could affect the profitability and operations of our business.

Our ability to compete effectively is dependent in large part upon the maintenance and continued development of internally developed software. To date, we have relied on trade secret laws, as well as confidentiality procedures and licensing arrangements, to establish and protect our rights to our software. We typically enter into confidentiality or license agreements with our employees, consultants, customers and vendors in an effort to control access to, and distribution of, technology, software, documentation and other information.  Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this software without authorization.

Policing unauthorized use of our software is difficult. The steps we take may not prevent misappropriation of the software we rely on. In addition, effective protection may be unavailable or limited in some jurisdictions outside the United States and Canada. Litigation may be necessary in the future to enforce or protect our rights, or to determine the validity and scope of the rights of others. That litigation could cause us to incur substantial costs and divert resources away from our daily business, which in turn could materially adversely affect our business through decreasing profitability and negative corporate image to our customers, causing a higher rate of customer defection. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.

We cannot guarantee that our software technology and trade secrets will not be stolen, decreasing our competitive advantage, resulting in lower profitability due to decreased sales.

Our Company has invested in the research and development of our software technology which permits the calculation and estimated sales forecast of consumer product inventory within a retail store. This technology has been developed by our employees and consultants and is owned entirely by us.  The programming and configuration of our software technology together with the computer hardware and software required for our services to function is proprietary to our company.  We rely on trade secrets and proprietary know-how to protect this technology. We cannot assure you that our technology will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. If such a breach were to occur, our brand, reputation, and growth will be negatively impacted. As a result, we would incur extra expense to acquire new customers to replace those which have been acquired by the increased competitive presence, decreasing our profitability as expenses would increase. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.

We Do Not Currently Hold a Professional or Product Liability Insurance Policy Required to Sufficiently Protect Us and We Remain Exposed To Potential Liability Claims.

We do not currently hold a professional or product liability insurance policy. We intend to purchase a professional and product liability insurance policy from the proceeds of this offering. Professional and product liability insurance coverage is specifically tailored to the delivery of our software and professional services to our customers. For example, a customer whose software is not functional due to a service outage or has produced a mathematical result that is incorrect due to a software flaw may sue us for damages related to the customer's inability to properly anticipate the required inventory levels to properly meet sales demand. Professional liability insurance exists to cover the Company for any costs associated with the legal defense, or any penalties awarded to the plaintiff in such cases where judgment could be rendered against us in case of loss in court. Such penalties could be large monetary funds that a judge could force us to pay in the event where damages have been awarded to the plaintiff.

Our business exposes us to potential professional liability which is prevalent in the business analytics software industry. While we have adequate licensing agreements which indicate that we cannot guarantee 100% accuracy, these licensing agreements cannot guarantee that we will not be sued for damages. The company currently has no specific professional or product liability insurance. The company intends to purchase professional and product liability insurance which will help to defray costs to the company for defense against damage claims. The Company does not foresee any difficulties in obtaining such a policy, as the company has already been approved and a quotation submitted for such coverage by a Canadian Insurance Company. In this proposal, the Insurance Company is aware of the geographical locations of our client base, which is predominantly in Canada however includes a small amount in the US and International. There can be no assurance that the coverage the commercial general liability insurance policy provides will be adequate to satisfy all claims that may arise. Regardless of merit or eventual outcome, such claims may result in decreased demand for a product, injury to our reputation and loss of revenues. Thus, a product liability claim may result in losses that could be material, affecting the value of the common shares of the company, and you could even lose your entire investment.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our Company began its operations in 2000. Our limited operating history in the industry may not provide a meaningful basis on which to evaluate our business. We cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•	maintain our proprietary technology;
•	expand our product offerings and maintain the high quality of our products;
•	manage our expanding operations, including the integration of any future acquisitions;
•	obtain sufficient working capital to support our expansion and to fill customers’ orders in time;
•	maintain adequate control of our expenses;

•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed;
•
anticipate and adapt to changing conditions in the software industry markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our industry. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

We may not be able to prevent others from unauthorized use of our software, which could harm our business and competitive position.

Our success depends, in part, on our ability to protect our proprietary technologies. The process of seeking patent protection can be lengthy and expensive and we cannot ensure you that our existing or future issued software copyrights will be sufficient to provide us with meaningful protection or commercial advantages.

We also cannot assure you that our current or potential competitors do not have, and will not obtain, patents that will prevent, limit or interfere with our ability to make, use or sell our products in either the US or other countries.

We will require additional capital to fund our operations beyond the next 3 months and, if it is not available, we will be forced to reduce our planned development and marketing efforts, which will reduce our sales revenues.

We believe that our existing working capital and cash available from operations will enable us to meet our working capital requirements for the next 3 months. From this point onwards, unless we experience an increase in revenues from the current level, we will need additional capital. The development and marketing of new products and the expansion of distribution channels and associated support personnel requires a significant commitment of resources. In addition, if the markets for our products develop more slowly than anticipated, or if we fail to establish significant market share and achieve sufficient net revenues, we may continue to consume significant amounts of capital. As a result, we could be required to raise additional capital. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution of the shares held by existing stockholders. If additional funds are raised through the issuance of debt securities, such securities may provide the holders certain rights, preferences, and privileges senior to those of common stockholders, and the terms of such debt could impose restrictions on our operations. We cannot assure you that additional capital, if required, will be available on acceptable terms, or at all. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned product development and marketing efforts, which could harm our business, financial condition and operating results.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are be required to prepare assessments regarding internal controls over financial reporting, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Once publicly trading, the application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The securities and exchange commission has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, rule 15g-9 require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
•
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We expect to spend between $50,000 to $100,000 in legal and accounting expenses annually to comply with Sarbanes-Oxley. These costs could affect profitability and our results of operations.

We do not have key man insurance on our Chairman and CEO, on whom we rely for the management of our business.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. George Metrakos, the Company’s Chairman of the Board and CEO. The loss of the services of Mr. George Metrakos for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that their services will continue to be available to us, or that we will be able to find a suitable replacement for either of them. We do not carry key man life insurance for any key personnel.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future.   Considering our current cash position, we do not have adequate cash resources to hire and retain key personel should our current offering fail to raise adequate funding.   Such failure could materially and adversely affect our future growth and financial condition.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. We cannot assure you that we would not face liability in the event of the failure of any of our products.   Should our inventory management software fail to correctly calculate estimated inventory levels recommended to meet a specific sales forecast for example, and our customer produces or purchases a large amount of inventory as a result, then we can face significant legal expenses in resolving the situation with the customer.  While our service agreement absolves responsibility of the company due to errors and omissions, we do not hold adequate insurance coverage for such liabilities and hence will not have adequate financial resources to defend ourselves under any lawsuits filed.

Risks Related to Our Common Stock.

Future Sales of Common Stock Could Depress the Price of our Common Stock

Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. There are presently 5,115,400 outstanding shares of our common stock held by shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act of which 4,569,900 are held by affiliates. Within these affiliated shares, 2,578,000 are subject to the limitations placed on shares that would be subject to the comments from Kenneth Worm to Richard Wolffe. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of rule 144.  Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a six month holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends or that even if the funds are available, that the dividends will be paid.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers' network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Likewise, stockholders may be unable to sell their common shares at or above the purchase price, which may result in substantial losses to stockholders. Stockholders must note that the shares in this offering must be sold at a fixed price of $0.20 until the shares are listed on the OTC Bulletin Board. There can be no assurances that we be listed on the OTC Bulletin Board.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Investors in our common stock will experience immediate and substantial dilution as a percentage of their holdings.

The net tangible book value of our common stock at  September 30 , 2009 was ( $35,914 ) or ( $0.007 ) per share based on 5,115,400 common shares outstanding at the time. Compared to the currently outstanding shares of our stock, investors will experience an immediate dilution of $0.117 per share if the totality of the offering is sold.

Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.

Our offering price of $0.20 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

We are responsible for the indemnification of our officers and directors.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. Consequently, we may be required to expend substantial funds to satisfy these indemnity obligations.

We have attempted a similar offering in the recent past, and the Company was not successful in raising the minimum offering

On November 19, 2008, the Company received their prospectus effectiveness on a similar offering, however the Company was unable to sell the minimum offering within the offering period and hence the prospectus was withdrawn.  Based on this experience, it is possible that this current offering may not achieve its minimum requirements either, which will further delay the Company’s capital raising requirements.  A further delay in raising capital may cause the Company, based on its history of negative earnings, to be unable to continue as a going concern.  While new investors that may be involved in the current offering will have their funds returned from the Escrow Agent, current investors could lose their entire investment.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

Where You Can Find More Information

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions.  The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Plan of Distribution

Currently we plan to have our sole officer, Mr. George Metrakos , sell the common shares on a self-underwritten basis. He will receive no discounts or commissions. He will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.   We do not plan to seek exemption from registration in any states.

We also may retain licensed broker/dealers to assist us in the offer and sell of the shares of our common stock in the future, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of shares of our common stock we will update this prospectus accordingly.

In order to buy shares of our common stock you must complete and execute the subscription agreement and return it to Gilles Poliquin, Escrow agent at 500 St-Martin Blvd, Suite 500, Laval, Quebec, H7M 3Y2 Canada. Payment of the purchase price must be made by check payable to the order of "GMS Capital.Corp. IN TRUST" The check may be delivered directly to abovementioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are, and will continue to be, our officers and directors at the end of the offering, and have not been, during the last twelve months, and are currently not, broker/dealers or associated with broker/dealers. They have not, nor will not, participate in the sale of securities of any issuer more than once every twelve months. After our registration statement is declared effective by the SEC we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America, and/or offshore.

Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

Our officers, directors, employees and affiliates may purchase shares offered under this prospectus and will be allowed to purchase the requisite number of shares required to meet the minimum shares sold during this offering:

- no offers were made to our officers, directors, employees and affiliates prior to the filling of the registration statement;
- subsequent offers will be made only with the prospectus; and
- no funds have or will be committed or paid by our officers, directors, employees and affiliates prior to effectiveness of the registration statement.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Standard and Poor's Corporate Manual, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. . Although we will amend this registration statement to update the information as required by Section 10(a)(3) of the Securities Act of 1933 or to disclose any fundamental change in the information in the registration statement or additional or changed material information on the plan of distribution you should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

(1) Our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,

(2) Our ability to market our products on a global basis at competitive prices now and in the future,

(3) Our ability to maintain brand-name recognition for our products now and in the future,

(4) Our ability to maintain an effective distribution network,

(5) Our success in forecasting demand for our products now and in the future,

(6) Our ability to maintain pricing and thereby maintain adequate profit margins, and

(7) Our ability to obtain and retain sufficient capital for future operations.

Where you can get additional information

We will be subject to and will comply with the periodic reporting Requirements of Section 12(g) of the Securities Exchange Act of 1934. We will furnish to our shareholders an Annual Report on Form 10-K containing financial information examined and reported upon by independent accountants, and it may also provide unaudited quarterly or other interim reports such as Forms 10-Q or Form 8-K as it deems appropriate. Our Registration Statement on Form S-1 with respect to the Securities offered by this prospectus, which is a part of the Registration Statement as well as our periodic reports may be inspected at the public reference facilities of the U.S. securities and Exchange Commission, Judiciary Plaza, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or from the Commission's internet website, www.sec.gov and searching the EDGAR database for GMS Capital Corp . Copies of such materials can be obtained from the Commission's Washington, D.C. office at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Item 4. Use of Proceeds.

We intend to use the net proceeds from this offering primarily for working capital, to reimburse some debt that the Company has taken on since inception and to fund the expansion of our business, including funding marketing expenses and operating losses. We intend to utilize the proceeds within 30 days of receipt of the funds as per our plan of operations found in our "Management's Discussion and Analysis and Plan of Operations" and our use of proceeds below.

The following table demonstrates the use of proceeds based on the projected funds raised from this offering. Different values are provided in the event that the maximum amounts are not raised as a part of this offering.

The foregoing categories indicate the allocation of funds for various purposes to be used by the company. It is possible that all or a portion of the funds received in this offering may not be utilized immediately, in which case the Company may invest unused funds in short-term interest bearing, investment grade securities until expenditure of such funds becomes necessary.

	Minimum offering raised ($50,000)	$250,000 raised	$500,000 raised	Maximum offering raised ($800,000)
Repayment of Debt to:
Officers and Shareholders	$39,326	$39,326	$39,326	$39,326
Fees associated to this offering	$10,000	$10,000	$10,000	$10,000
Product Development	$—	$25,000	$100,000	$200,000
General & Administration	—	$50,000	$50,000	$150,000
Sales & Marketing	$-	$85,000	$200,000	$300,000
Additional Working Capital	$674	$40,674	$100,674	$100,674
TOTAL:	$50,000	$250,000	$500,000	$800,000

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors.  Non-fixed costs, such as product development, sales and marketing, general and administrative costs may vary based on including the progress of our commercialization and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on product development and more towards sales and marketing.  These changes to spending allocation in sales and marketing may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

Likewise, a specific contingency exists such that an alternative use of proceeds may occur.  The specific contingency is related to our technology.  Should our competitors release to our markets a technology which renders our own obsolete, than Management will redirect sales and marketing costs towards increased new product development, which would increase spending on hiring more people with skills related to our industry.  This will increase Product Development costs and General and Administration and therefore change our use of proceeds as outlined in the following table.

CONTINGENCY USE OF PROCEEDS TABLE

	Minimum offering raised ($50,000)	$250,000 raised	$500,000 raised	Maximum offering raised ($800,000)
Repayment of Debt to:
Officers and Shareholders	$39,326	$39,326	$39,326	$39,326
Fees associated to this offering	$10,000	$10,000	$10,000	$10,000
Product Development	$-	$75,000	$200,000	$400,000
General & Administration	$—	$50,000	$100,000	$150,000
Sales & Marketing	$—	$15,000	$50,000	$100,000
Additional Working Capital	$674	$40,674	$100,674	$100,674
TOTAL:	$50,000	$250,000	$500,000	$800,000

Pending the uses described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.

Repayment of Debt to Officers and Shareholders:

The Company will re-pay various amounts from related parties whom are either officers or shareholders. The proceeds of the original debt were utilized for cash flow and working capital purposes for the company to sustain its operations. This debt was provided to The Company under the pretense that it would be repaid when the Company’s cash flow permits and is therefore included as a disbursement required once the minimum is raised. These amounts are not interest bearing and are as follows:

As of September 30 , 2009, the Company has $39,326 outstanding with officers and companies controlled by the same officers.

The debt was incurred through various disbursements throughout the last 36 months and was considered short term in nature for working capital purposes.

Fees associated with this offering

We estimate that printing, accounting, legal and courier costs associated with this prospectus will be $10,000, regardless of the amounts raised.

Product Development

While our products and services are currently able to be sold on the marketplace, we will continuously invest in improving our technology to maintain our competitive advantage in our market segments. The increase in funds raised as a result of this offering will permit us to further invest in Research and Development to further expand product base and target new market segments in the future. Provided we raise at least $250,000, we will begin with a $20,000 investment in Product Development and we propose to increase this as outlined in the table above. Our product development expenditures are predominantly salaries of skilled technicians, telecommunications engineers and computer programmers.

General and Administrative

We will increase our management team with the hiring of a Director of Marketing should we raise at least $250,000 in this offering.  Should we be successful in raising at least $500,000, we will also hire a Director of Operations.  And should we be successful in raising the full amount of $800,000 in this offering, we will likewise hire a Director of Finance.  These new key positions are required in order to assist the current management team to effectively manage growth. We estimate an average salary of $50,000 per person, regardless of the amounts of money raised.

Sales & Marketing

To date, our Sales & Marketing expenses have been limited to commission-based sales costs and minimal marketing expenses. As a result, there is very little brand awareness for our products and services. We believe a strategic marketing campaign is necessary to achieve the customer base growth that we anticipate due to significant investments in customer acquisition. The bulk of this investment is due to costs related to promoting our brand through advertising in different media, along with analysis of new market segments and product placement strategies.

The main market segment where we will invest in Sales & Marketing is that of the Canadian small to medium sized manufacturer or importer of goods that are sold through retail stores to the general public.  These investments include travel, participation in industry trade shows and print/on-line media within industry publications and web sites.

Working Capital

Working Capital allocations set forth in the use of proceeds table above describe funds that will be utilized for such items as payroll fees and professional fees associated with SEC reporting requirements and financial and legal compliance.  Included in working Capital are professional and product liability insurance Policies.  This will be purchased as long as we receive at least 250,000 of funding raised.

Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a minimum of 250,000 shares and a maximum of 4,000,000 shares.

Market Information

There is no public market for our securities at present. Our Common Stock is not currently quoted on the OTC Bulletin Board.

At September 30 , 2009, there were 125,000,000 authorized shares at $.001 par value with 5,115,400 shares of our Common Stock outstanding. Our shares of Common Stock are held by 8 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Securities Authorized for Issuance Under Equity Compensation Plans

None

Symbol

There is no public market for our securities at present.

PENNY STOCK RULES / SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses, and subsequently confirms to the customer, current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of, or prior to, the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, contact the NASD's toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

Item 5. Determination of Offering Price

There is currently no over the counter trading of the Company's securities. The offering price of our shares were arbitrarily determined by our management and was based upon consideration of various factors including our history and prospects, the background of our management and current conditions in the securities markets. The price of our shares does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of our shares be regarded as an indicator of any future market price of our securities.

Dividends

We have never paid a cash dividend on our common stock. The payment of dividends may be made at the discretion of our board of directors and will depend upon, among other things, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Dilution

Effect of Offering on Net Tangible Book Value Per Share

Our net tangible book value as of Setpember 30 , 2009 was approximately ( $35,914 ) or ( $0.007 ) per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the aggregate number of shares of our common stock outstanding. After giving effect to the sale of the 4,000,000 shares of our common stock in this offering, with $10,000 printing, accounting, legal and courier costs associated with this prospectus   payable by us, our net tangible book value at September 30 , 2009 would have been approximately $754,086 or $0.083 per share. We have assumed a public offering price of $0.20 per share. This represents an immediate increase in net tangible book value per share of $0.076 to existing stockholders and an immediate dilution of $0.117 per share to new investors. Dilution per share represents the difference between the amount per share paid by the new investors in this offering and the net tangible book value per share at September 30 , 2009, giving effect to this offering. The following table illustrates this per share dilution to new investors.

Assumed public offering
price per share	$0.200

Net tangible book value
per share as of June 30, 2009	$(0.007)

Increase in net tangible
book value per share
attributable to new
investors	$0.076

Net tangible book value
per share after this
offering	$0.083

Dilution per share to new
investors	$0.117

As of  February 8, 2010 there were no options and warrants outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Principal products or services and their markets - ManageThePipe Inventory Management Software

The Company's software, known as "ManageThePipe", permits suppliers to major retailers such as Wal-Mart to predict the amount of inventory required in the near future in order to meet the sales demands for its products on retail store shelves.  The software collects data such as production schedules, shipping schedules, historic sales and current retail store inventories in order to calculate an estimate of future inventory requirements for each item that a supplier sells through major retailers such as Wal-Mart Stores.

Our Company has invested in the research and development of our inventory management software which collects data and performs forecast calculations. Our technology consists of proprietary software programming however, we have no specific legal entitlement that does not permit someone else from utilizing the same base software languages in order to produce similar inventory management software offerings.

Base software languages are the language building blocks used by programmers to translate the desired logic sequences into a message that the computer can understand and execute.  An example of a logic sequence is “if the user wishes to predict the future sales of their product based on historical sales”, the software should calculate a forecast based on mathematical models provided in its logic tables to calculate the forecasted values. The combination and use of these building blocks is known as ‘software code”, and hence this combination, created by the Company’s programmers, along with “off-the-shelf” computer hardware (i.e. Equipment that is readily available by computer companies such as servers) is collectively referred to as “our technology and trade secrets”.

We therefore cannot be certain that others will not gain access to our technology. In order to protect this proprietary technology, we hold non-disclosure and confidentiality agreements and understandings with our employees, consultants, re-sellers, distributors, wholesalers and technology partners. We cannot guarantee that our technology and trade secrets will not be stolen, challenged, invalidated or circumvented. If any of these were to occur, we would suffer from a decreased competitive advantage, resulting in lower profitability due to decreased sales.

The Company offers the following products and services to customers utilizing its ManageThePipe inventory management software:

•	Installation and configuration of the software within the customer's computer network

•	Professional and consulting services to assist the customer to optimize their inventory to meet sales demands
•	Maintenance services in order to assist the customer in ensuring daily importation of data from various sources into the ManageThePipe software
•	Software subscription fees for the use of the software on the premises of the customer.

Distribution methods of the products or services

Direct Sales.

We solicit customers directly in order to purchase our products and services. Upon acceptance of our offer, our customers sign a Service Agreement.

Sales Through a Value-Added Reseller.

A Value-Added Reseller typically re-sells our software in combination with other software also offered by the Value-Added Reseller, providing a customized and complete solution for the customer.  Other software which is compatible with the ManageThePipe software includes production planning software, enterprise resource planning software and sales analysis software.

In the case of any sale, the Company enters into a services agreement with the customer.

Status of any publicly announced new product or service;

ManageThePipe software was in a pre-commercialization phase with the deployment of the first version of the software at a garment manufacturing facility in July of 2002.  The software has since been deployed in numerous customer facilities and is available for sale in its current state.

The software installation, use and maintenance represent a first year investment of $25,000 followed by yearly subscription fees of $12,000.

We were reincorporated in the State of Florida "GMS CAPITAL CORP" in 2007. Prior to this reincorporation, the Company was doing business as "Metratech Retail Systems Inc.", a Canadian Corporation since 2000.  Our revenues are derived primarily from the collection of software subscription-based licensing revenues and professional services to business customers.

Trends in Our Industry and Business

A number of trends in our industry and business have a significant effect on our results of operations and are important to an understanding of our financial statements. These trends include:

Decreasing Prices for Consumer Goods.  The prices for everyday consumer goods continually decrease due to increased competition among major Retailers.  As a result, Retailers are continuously searching for innovative ways to reduce their costs from their suppliers.  This cost reduction pressure has resulted in an increasing requirement for Retailers to rely on their suppliers to manage their inventory so that the Retailers do not have to spend money and dedicate resources to this important task.

Manufacturers and Importers are Suppliers whose core competencies are not Retailer store shelf inventory management.  Suppliers are typically experts at shipping their goods based on confirmed orders from Retailers.  With the requirement for Suppliers, imposed by their Retailers, to make decisions as to when, how much and to which store that they should be shipping their goods, the Supplier is forced to behave outside of their core competency.  As a result, the Supplier is looking for ways to alleviate this burden through the acquisition of specific software designed to meet their inventory management needs.

We generate revenues from the installation of our ManageThePipe software on the premises of our customers, along with the Professional services required to install, train and support our customers on the use of the software. Our cost of sales include our salaries, consultant fees, sales and marketing, product development and administration required for us to deliver the software and professional services.

We have incurred gross losses during our first two years of operation (2000, 2001 and 2003) because the software was being developed and was not functioning and therefore we were unable to generate enough revenues to sustain our product development expenditures.  During 2003, 2004 and 2005, we continued to incur losses as our revenues were not sufficient to sustain our continued product development and sales and marketing expenditures.  In 2006 we finally achieved profitability in our operations.  In 2007, the re-incorporation of the Company in the state of Florida in order to take the company public for future access to capital resulted in the company returning to a loss situation due to the high professional fees required for such a business plan.

For our 12 month projection of financing needs, we conservatively estimate a constant level of revenue which is consistent with what we've experienced over the last 3 months. We consider this scenario in such a way that we do not receive any of the proceeds of the offering outlined in this registration statement. For the next 12 months, management, to the best of their ability and based on current information (such information and circumstances subject to change and a resulting reassessment of our cash needs) anticipates, our cash needs to be the following:

Projected Plan of Operations and 12 Month Cash Requirements:

	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10

OPERATING REVENUES
Sales	2,811	2,811	2,811	2,811	2,811	2,811	2,811	2,811	2,811	2,811	2,811	2,811

COST OF SALES
Purchases	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556
Total Cost of Sales	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556	2,556

GROSS PROFIT (LOSS)	255	255	255	255	255	255	255	255	255	255	255	255

OPERATING EXPENSES
Selling, general and administrative	1,917	1,917	1,917	1,917	1,917	1,917	1,917	1,917	1,917	1,917	1,917	1,917
Depreciation	657	657	657	657	657	657	657	657	657	657	657	657
Total Operating Expenses	2,574	2,574	2,574	2,574	2,574	2,574	2,574	2,574	2,574	2,574	2,574	2,574

LOSS BEFORE OTHER INCOME (EXPENSE)	- 2,319	- 2,319	- 2,319	- 2,319	- 2,319	- 2,319	- 2,319	- 2,319	- 2,319	- 2,319	- 2,319	- 2,319

OTHER INCOME (EXPENSE)
Interest expense	28	28	28	28	28	28	28	28	28	28	28	28
Total Other Income (Expense)	28	28	28	28	28	28	28	28	28	28	28	28

NET LOSS BEFORE PROVISION
FOR INCOME TAXES	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347
Provision for Income Taxes

NET LOSS APPLICABLE
TO COMMON SHARES	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347	- 2,347

The above table demonstrates that due to the higher level of professional services expenses required to maintain public filings, audit and legal expenses, our current level of revenues is not sufficient to cover our cash needs.  As a result, we will cover our cash shortfalls through debt financing with affiliated parties. In the event that we do not have a significant increase in revenues and we do not raise sufficient capital in the offering herein, management estimates we can only sustain our cash requirements for 3 months.  After three months, management will need to consider alternate sources of financing, including but not limited to additional debt financing, in order to sustain operations for subsequent period.  No agreements or arrangements have been made as of this date for such financing.

Fiscal Year End December 31, 2008 and December 31, 2007

On The Company's balance sheet as of December 31, 2008, the Company had assets consisting of cash in the amount of $1,461, accounts receivable in the amount of $2,646 and other current assets of $1,053. The Company has expended its cash in furtherance of its business plan, including primarily expenditure of funds to pay legal and accounting expenses, and has recorded the full value of the stock issued for services as cost of professional services. Consequently, the Company's balance sheet as of December 31, 2008 reflects a deficit accumulated of ($454,865) and a stockholders equity of ($14,541).

The Company recorded sales of $38,400 of which $12,262 was subscription revenue, $20,064 was professional services and $6,074 was maintenance revenue for the year ended December 31, 2008 as compared to $73,104 of which $10,827 was subscription revenue and $62,277 was professional services revenue for the year ended December 31, 2007.

The Company's total expenses before interest and income taxes were $38,833 for the year ended December 31, 2008 compared to $292,712 for the year ended December 31, 2007, primarily as a consequence of a decrease in professional services related to the costs associated with the raising of capital through the US public market system and the writing of this prospectus. In particular, there was a decrease in selling, general and administrative expenses from $280,056 to $28,076 as the company reduced its purchasing of promotional media and sales travel as it concentrated its sales in its local market, while reducing its professional services fees. There was a decrease in depreciation from $12,656 to $10,757 related to the acquisition of computer equipment in 2007 and no new acquisitions in 2008.

As a result, the Company had a net income (loss) of ($63,276) for the year ended December 31, 2008 compared to a net income of (233,314) for the year ended December 31, 2007. The principal reasons for company’s net loss for the year ended December 31, 2008 as compared to a net loss in the prior period is due to the decreased professional services costs that were assumed in 2007 for the company's reincorporation in the US and the expenses required to bring the company public and clear its Prospectus with the regulators.

Results of Operations –Nine and Three Months Ended September 30, 2009 Compared to Nine and Three Months Ended September 30, 2008

The Company recorded sales of $25,303 of which $7,853 was subscription revenue, $8,451 was professional services and $8,999 was maintenance revenue for the nine month period ending September 30, 2009 as compared to $35,728 of which $9,590 was subscription revenue, $20,064 was professional services and $6,074 was maintenance revenue for the nine month period ending September 30, 2008.

The Company recorded sales of $16,357 of which $3,645 was subscription revenue, $6,925 was professional services and $5,787 was maintenance revenue for the three month period ending September 30, 2009 as compared to $19,521 of which $3,110 was subscription revenue, $10,337 was professional services and $6,074 was maintenance revenue for the three month period ending September 30, 2008.

The Company’s total cost of sales were $23,003 for the nine month period ending September 30, 2009 compared to $41,691 for the same period in 2008.  The reduced of costs of sales is associated with a reduction in the costs of Professional services associated with the reduced revenues.

The Company’s total cost of sales were $13,226 for the three month period ending September 30, 2009 compared to $16,893 for the same period in 2008.  The reduced of costs of sales is associated with the reduction in revenue.

The Company's total operating expenses before interest and income taxes were $23,167 for the nine month period ending September 30, 2009 compared to $30,674 for the same period in 2008, primarily as a consequence of a decrease in selling, general and administrative expenses from $23,284 to $17,256 as the company reduced its expenses as it focused on delivering services to its existing client base instead of marketing towards new sales channels.  Depreciation expenses decreased from $7,390 in 2008 to $5,911 for the same period in 2009 since older equipment continues to depreciate to the end of its amortization period.

The Company's total operating expenses before interest and income taxes were $7,031 for the three month period ending September 30, 2009 compared to $12,451 for the same period in 2008.  In particular, there was a decrease in selling, general and administrative expenses from $10,571 to $4,970 particularly due to the company spending less money attempting to acquire new clients while it focuses on the growth from existing clients.  Depreciation expense increased from $1,880 to $2,061 as the company acquired some new equipment.

As a result, the Company had a net income (loss) of ($21,121) for the nine month period ending September 30, 2009 compared to a net income (loss) of ($31,184) for the same period in 2008. The principal reasons for company’s net loss for the nine month period ending September 30, 2009 as compared to the prior period is because the company was unable to achieve the level of revenues required to sustain its operating costs resulting in a higher net loss for the period, however, the loss was not as substantial as the company was able to reduce its expenditures so as to reduce the amount of overall income compared to the prior period.

Plan of Operations and Need for Additional Financing

The Company's plan of operations for most of 2009 is to build a subscriber base of suppliers to major retailers who purchase software on a monthly subscription basis. Along with the subscription revenues, the Company will also sell professional services, maintenance and software fees to the same customers.

Liquidity and Capital Resources

For the period ending September 30, 2009:

On the Company's balance sheet as of September 30, 2009, the Company had assets consisting of cash in the amount of $586 and accounts receivable of $4,792.  The Company has expended its cash in furtherance of its business plan, including primarily expenditure of funds to pay legal and accounting expenses, and to maintain service delivery to its customers.  The balance sheet shows total liabilities of $47,071 of which $35,421 consisted of advances from shareholders, $6,166 consisted of cash expended on the Company`s operating line of credit, $3,905 of cash due to a related company and $1,579 in accounts payable.  Consequently, the Company's balance sheet as of September 30, 2009 reflects an accumulated deficit of ($475,986) and a stockholders` equity of ($35,914).

The Company used $14,149 of cash in operating activities in 2009 compared to a use of $26,760 for the same period in 2008. This change was attributable in large part to the reduction of net income due to a decrease in sales, that in 2008, the Company recorded a gain on disposition of assets of $7,809, that there was a decrease in accounts payable from $4,419 to an increase of $2,796, that accounts receivable in 2008 showed a decrease of $10,346 compared to an increase of $1,735 in 2009 and that there was a decrease in depreciation from $7,390 to $5,911.

The Company had net cash provided in investing activities of $1,263 in 2009 compared to being provided $8,569 during 2008. This change was primarily attributable to a decrease in the amounts received in 2009 due to the disposal of fixed assets in 2008.

The Company was provided $8,275 in cash from financing activities in 2009 compared to a use of $11,972 for the same period in 2008. This change was primarily attributable to the Company increasing its borrowing off of its credit line in 2009 order to sustain its operations due to its need for cash to sustain operations during the period as compared to a slight repayment of its credit line in 2008.

In pursuing its business strategy, the Company will require additional cash for operating and investing activities in order to increase its monthly revenues.  The Company’s current level of gross margin is not adequate to cover all of the operating expenses for the business operating at the current revenue levels. Management believes that The Company has enough cash available to meet working capital requirements for the next 3 months.  The Company estimates that it will require a total of $28,164 to cover its cash shortfall over the next 12 month period. The Company will continue to borrow money from shareholders and related parties to cover this cash shortfall, while looking to increase revenues of its subscription services.  The Company has sought to borrow money from related parties in order to make cash expenditures that relate to the registration process which began in April 2008.  The Company records advances from related party upon the receipt of funds from shareholders and officers and will repay this loan when the Company has the free cash flow to do so.

The Company has undertaken a registration of shares on form S-1 for the sale of up to 4,000,000 of its shares of common stock at $0.20 per share. The Company anticipates proceeds of this offering to be approximately $40,000 should the minimum be raised to as high as $790,000 should the maximum be raised, after the payment of closing costs of approximately $10,000.

Other than current requirements from our suppliers, and the maintenance of our current level of operating expenses, the company does not have any commitments for capital expenditures or other known or reasonably likely cash requirements.

The company has classified its related party loans on its Balance sheet as at September 30 , 2009 of $39,326 as a current liability. These loans were issued as advances to the company to be repaid when the company can raise adequate funds through the sale of equity. The Company has outlined this debt repayment in its “Use of Proceeds” section of its prospectus.

The Company anticipates utilizing these proceeds to continue to pursue and carry out its business plan, which includes marketing programs aimed at the promotion of the Company's services, hiring additional staff to distribute and find additional distribution channels, search for additional companies to bring under the corporate umbrella and enhance the current services the Company is providing, and compliance with Sarbanes - Oxley Section 404."

As shown in the accompanying financial statements the Company has incurred a net loss of ( $21,121 ) and ( $31,184 ) for the nine months ended September 30 , 2009 and 2008 and has an accumulated deficit of ( $475,986 ) as of September 30 , 2009.  The Company’s limited customer base exposes them to significant risk of future revenues.  The Company has been searching for new distribution channels to sell their software and services to provide additional revenues to support their operations.  There is no guarantee that the Company will be able to raise additional capital or generate the increase in revenues sought.

There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.  Management believes that the Company’s capital requirements will depend on many factors. These factors include the increase in sales through its existing channel as well as the Company’s ability to continue to expand its distribution channels.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

Management's Discussion and Analysis of Financial Conditions and Results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Recent Accounting Pronouncements

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

Effective April 1, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition. The Company has evaluated subsequent events through October 26, 2009, the date the financial statements were issued.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

 Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company's common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets;

·	Automobiles- 3 years
·	Computer equipment - 3 years
·	Furniture and fixtures - 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Revenue Recognition

The Company generates revenue from the following primary sources: (1) licensing software products; (2) providing customer technical support (referred to as maintenance); and (3) providing professional services, such as consulting and education.

The Company recognizes revenue pursuant to the requirements of ASC 450-10 and ASC 985-605, “Software Revenue Recognition.” In accordance with the ASC’s, the Company begins to recognize revenue from licensing and supporting its software products when all of the following criteria are met: (1) the Company has evidence of an arrangement with a customer; (2) the Company delivers the products; (3) license agreement terms are deemed fixed or determinable and free of contingencies or uncertainties that may alter the agreement such that it may not be complete and final; and (4) collection is probable.

The Company’s software licenses generally do not include acceptance provisions. An acceptance provision allows a customer to test the software for a defined period of time before committing to license the software. If a license agreement were to include an acceptance provision, the Company would not record deferred subscription value or recognize revenue until the earlier of the receipt of a written customer acceptance or, if not notified by the customer to cancel the license agreement, the expiration of the acceptance period.

Under the Company’s business model, software license agreements frequently include flexible contractual provisions that, among other things, allow customers to receive unspecified future software products for no additional fee. These agreements combine the right to use the software products with maintenance for the term of the agreement. Under these agreements, once all four of the above noted revenue recognition criteria are met, the Company is required to recognize revenue ratably over the term of the license agreement.

Under the Company’s business model, a relatively small percentage of the Company’s revenue related to certain products is recognized on an up-front or perpetual basis once all revenue recognition criteria are met in accordance with the ASC’s as described above, and is reported in the “Software fees and other” line of the statements of operations. License agreements pertaining to such products do not include the right to receive unspecified future software products, and maintenance is deferred and subsequently recognized over the term of the maintenance period. In the event such license agreements are executed within close proximity or in contemplation of other license agreements with the same customer which are recognized on a subscription basis, the contracts may be considered a single multi-element agreement, and as such all revenue is deferred and recognized as “Subscription revenue” in the statements of operations.

Maintenance revenue is derived from two primary sources: (1) combined license and maintenance agreements recorded under the prior business model; and (2) stand-alone maintenance agreements.

Under the prior business model, maintenance and license fees were generally combined into a single license agreement. The maintenance portion was deferred and amortized into revenue over the initial license agreement term. Certain of these license agreements have not reached the end of their initial terms and, therefore, continue to amortize. This amortization is recorded to the “Maintenance” line item in the Statements of Operations. The deferred maintenance portion, which was optional to the customer, was determined using its fair value based on annual, fixed maintenance renewal rates stated in the agreement. For license agreements entered into under the Company’s current business model, maintenance and license fees continue to be combined; however, the maintenance is inclusive for the entire term of the arrangement. The Company reports such combined fees on the “Subscription revenue” line item in the Statements of Operations.

The Company also records stand-alone maintenance revenue earned from customers who elect optional maintenance. Revenue from such renewals is recognized on the “Maintenance” line item in the Statements of Operations over the term of the renewal agreement.

The “Deferred maintenance revenue” line item on the Company’s Balance Sheets principally represents payments received in advance of maintenance services to be rendered.

Revenue from professional service arrangements is generally recognized as the services are performed. Revenue from committed professional services arrangements that are sold as part of a software transaction is deferred and recognized on a ratable basis over the life of the related software transaction. If it is not probable that a project will be completed or the payment will be received, revenue is deferred until the uncertainty is removed.

Revenue from sales to distributors, resellers, and value-added resellers (VARs) commences when all four of the ASC revenue recognition criteria noted above are met and when these entities sell the software product to their customers. This is commonly referred to as the sell-through method. Revenue from the sale of products to distributors, resellers and VARs under licenses that include the right for the end-users to receive certain unspecified future software products is recognized on a ratable basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Comprehensive Income

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Research and Development

The Company occasionally incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.  The Company did not incur Research and Development expenses during 2007, 2008 and 2009.

Stock-Based Compensation

In 2006, the Company adopted the provisions of ASC 718-10 “Share Based Payments” for its year ended December 31, 2008. The adoption of this principle had no effect on the Company’s operations.

The Company has elected to use the modified–prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Segment Information

The Company follows the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

BUSINESS

Overview of the Business

Products

The Company's software, known as "ManageThePipe", permits suppliers to major retailers such as Wal-Mart to predict the amount of inventory required in the near future in order to meet the sales demands for its products on retail store shelves.  The software collects data such as production schedules, shipping schedules, historic sales and current retail store inventories in order to calculate an estimate of future inventory requirements for each item that a supplier sells through major retailers such as Wal-Mart Stores.

Our Company has invested in the research and development of our inventory management software which collects data and performs forecast calculations. Our technology consists of proprietary software programming however, we have no specific legal entitlement that does not permit someone else from utilizing the same base software languages in order to produce similar inventory management software offerings.

Base software languages are the language building blocks used by programmers to translate the desired logic sequences into a message that the computer can understand and execute.  An example of a logic sequence is “if the user wishes to predict the future sales of their product based on historical sales”, the software should calculate a forecast based on mathematical models provided in its logic tables to calculate the forecasted values. The combination and use of these building blocks is known as ‘software code”, and hence this combination, created by the Company’s programmers, along with “off-the-shelf” computer hardware (i.e. Equipment that is readily available by computer companies such as servers) is collectively referred to as “our technology and trade secrets”.

We therefore cannot be certain that others will not gain access to our technology. In order to protect this proprietary technology, we hold non-disclosure and confidentiality agreements and understandings with our employees, consultants, re-sellers, distributors, wholesalers and technology partners. We cannot guarantee that our technology and trade secrets will not be stolen, challenged, invalidated or circumvented. If any of these were to occur, we would suffer from a decreased competitive advantage, resulting in lower profitability due to decreased sales.

The Company offers the following products and services to customers utilizing its ManageThePipe inventory management software:

•	Installation and configuration of the software within the customer's computer network
•	Professional and consulting services to assist the customer to optimize their inventory to meet sales demands
•	Maintenance services in order to assist the customer in ensuring daily importation of data from various sources into the ManageThePipe software
•	Software subscription fees for the use of the software on the premises of the customer.

Trends in Our Industry and Business

A number of trends in our industry and business have a significant effect on our results of operations and are important to an understanding of our financial statements. These trends include:

Decreasing Prices for Consumer Goods.  The prices for everyday consumer goods continually decrease due to increased competition among major Retailers.  As a result, Retailers are continuously searching for innovative ways to reduce their costs from their suppliers.  This cost reduction pressure has resulted in an increasing requirement for Retailers to rely on their suppliers to manage their inventory so that the Retailers do not have to spend money and dedicate resources to this important task.

Manufacturers and Importers are Suppliers whose core competencies are not Retailer store shelf inventory management.  Suppliers are typically experts at shipping their goods based on confirmed orders from Retailers.  With the requirement for Suppliers, imposed by their Retailers, to make decisions as to when, how much and to which store that they should be shipping their goods, the Supplier is forced to behave outside of their core competency.  As a result, the Supplier is looking for ways to alleviate this burden through the acquisition of specific software designed to meet their inventory management needs.

We generate revenues from the installation of our ManageThePipe software on the premises of our customers, along with the Professional services required to install, train and support our customers on the use of the software. Our cost of sales include our salaries, consultant fees, sales and marketing, product development and administration required for us to deliver the software and professional services.

Marketing and Distribution methods of the products or services

To date, our Sales & Marketing expenses have been limited to commission-based sales costs and minimal marketing expenses. As a result, there is very little brand awareness for our products and services. We believe a strategic marketing campaign is necessary to achieve the customer base growth that we anticipate due to significant investments in customer acquisition. The bulk of this investment is due to costs related to promoting our brand through advertising in different media, along with analysis of new market segments and product placement strategies.

The main market segment where we will invest in Sales & Marketing is that of the Canadian small to medium sized manufacturer or importer of goods that are sold through retail stores to the general public.  These investments include travel, participation in industry trade shows and print/on-line media within industry publications and web sites.

Direct Sales.

We solicit customers directly in order to purchase our products and services. Upon acceptance of our offer, our customers sign a Service Agreement.

Sales Through a Value-Added Reseller.

A Value-Added Reseller typically re-sells our software in combination with other software also offered by the Value-Added Reseller, providing a customized and complete solution for the customer.  Other software which is compatible with the ManageThePipe software includes production planning software, enterprise resource planning software and sales analysis software.

In the case of any sale, the Company enters into a services agreement with the customer.

Customers

We are currently dependent on our current customer NTD Apparel Inc. (“NTD”), which represents 100% of our Maintenance, Subscription and Professional Services revenues.  We have yet to formalize our agreements with them with the signature of our Services Agreement.  However, a verbal agreement exists for the following delivery of products and services:
•	NTD will pay Cdn$100 per hour for all custom development services delivered to NTD by the Company as it pertains to NTD’s use of the Company’s software
•	NTD will pay Cdn$100 per hour for all maintenance services performed by the Company on the Company’s software
•	NTD will pay license fees of Cdn$2,000 per Retailer Module license to the Company

Competition

There are numerous software products existing on the market which provide solutions to the challenges of inventory management on retailer store shelves on a daily basis.  They can be classified by the following categories:

Larger, established software companies for larger multinational companies:

The following corporations involved in inventory management and are not a direct competitors to The Company's software product, ManageThePipe: Demantra, Viewlocity, Riverone, Verticalnet, Steelwedge and Evant.  These companies, present in a wide range of industry sectors, produce completely integrated software involved from sourcing of raw materials, delivery, manufacturing, packaging and all other elements of production (known as "end-to-end" software) of goods sold to consumers.  These complete end-to-end software sell at a very high cost (+1M$), which require a high level of integration.  ManageThePipe is focused solely on smaller to medium sized companies who are Suppliers of Major Retailers.

Enterprise Resource Planning Software (ERP)

ERP systems (ex. SAP, JD Edwards, Manugistics, Navision, etc.) are primarily internally focused back-office systems, that is that they are involved in monitoring the daily transactions of a business, from invoicing, to production of packing slips and delivery confirmations.  The result of such a complex software is that it is cumbersome and has a long implementation cycle inside the business.  A long implementation cycle means that the business implementing an ERP solution have to consider at least six months of time to integrate the software , transfer the company's existing operations into the new software and provide sufficient training to employees.  Due to this longer implementation time, these software are not competition to ManageThePipe.

Direct Competition to ManageThePipe:

The following competitors sell to mid to large Suppliers of Major Retailers:

Demand Management Inc. (MO, USA) (www.demandsolutions.com) founded in 1985.

Thrive Technologies (GA, USA) (www.thrivetech.com), founded in 2001.

Vendor Managed Technologies (MI, USA) (www.vmtsoftware.com) Founded in 1998.

The inventory management software industry is highly competitive, rapidly evolving and subject to constant technological change and to intense marketing by different providers of functionally similar services. Since there are few, if any, substantial barriers to entry, we expect that new competitors are likely to enter our markets. Most, if not all, of our competitors are significantly larger and have substantially greater market presence and longer operating history as well as greater financial, technical, operational, marketing, personnel and other resources than we do.

Competitive Advantages

Today, Major Retailers such as Wal-Mart are relying on their suppliers to make inventory replenishment decisions, that is deciding which stores should get which products and at what quantity, in order to ensure that the retail shelves remain adequately stocked to meet consumer demand.  As a result, Suppliers utilize inventory management software and forecasting software in order to assist them to make a decision about how much product to manufacture or import, how much to stock in their warehouse and how much to ship to each store.

We believe that we have the following competitive advantages:

(1)  Competitive Pricing

Our use our proprietary software enables us to provide customers with competitive pricing for their inventory management needs. Nonetheless, there can be no assurance that we will be able to successfully compete with major software suppliers in present and prospective markets. While there can be no assurances, we believe that by offering competitive pricing we will be able to compete in our present and prospective markets.

(2)  Advantages of Equipment and Technology

We rely on our own internally-developed software to meet the needs of our customers. We will need to continue to select, invest in and develop new and enhanced technology to remain competitive. Our future success will also depend on our operational and financial ability to develop information technology solutions that keep pace with evolving industry standards and changing client demands. Our business is highly dependent on our software systems, the temporary or permanent loss of which could materially and adversely affect our business.

History of Key Agreements

On July 10, 2000, founding shareholders entered into a term sheet for the partnership agreement representing the ownership structure of Metratech Retail Systems Inc.  While a final partnership agreement was never executed, the Term sheet is enforceable against the parties.  The agreement outlined the share structure to represent initial investments made by the founding shareholders, along with roles and responsibilities of the President, Secretary and CEO of the Corporation.

On April 1, 2000, the Company entered into a Non-Disclosure Agreement with MGA Concept, a software development firm in Montreal, Canada which outlined the roles and responsibilities of MGA Concept as it relates to their provision of software programming services to the Company.  MGA Concept went on to provide all the consulting services required by the Company to develop, test and deploy its software.

On October 16, 2000, George Metrakos, acting on behalf of the Company, entered into an agreement with Junior Active Designs Inc., a supplier to Retailer Wal-Mart Stores, in order to learn and record all of the requirements set forth by Wal-Mart Stores with respect to the management of inventory within their Retail Stores.  The Agreement outlined that all of the rights, title and interest in any inventions, improvements, discoveries, processes, know-how and trade secrets discovered by Mr. Metrakos as it pertained to any software development at Junior Active Designs Inc. would be the property of George Metrakos in order to utilize and transfer to Metratech Retail Systems Inc. for its use in the development and marketing of its software.

Intellectual Property

We do not currently hold any patents, trademarks, licenses, franchises, concessions or royalty agreements.

Costs of Environmental Compliance

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

 Employees

The company does not have any full-time employees and has three part time employees.

Research and Development

The Company occasionally incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.  The Company did not incur Research and Development expenses during 2007, 2008 and 2009.

New Products under Development

ManageThePipe software was in a pre-commercialization phase with the deployment of the first version of the software at a garment manufacturing facility in July of 2002.  The software has since been deployed in numerous customer facilities and is available for sale in its current state.

The software installation, use and maintenance represent a first year investment of $25,000 followed by yearly subscription fees of $12,000.

Government Regulation

The software industry is not a regulated industry.

PROPERTIES
Principal Office

The Company's executive offices are currently located at 3456 Melrose Ave, Montreal, Quebec H4A2S1 Canada.

LEGAL PROCEEDINGS.

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company.  Notwithstanding , from time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including employment-related and trade related claims.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of   February 8, 2010  the names, positions and ages of our current executive officers and directors.  Our directors serve until the next annual meeting of shareholders or until their successors are elected and qualify.  Our officers are elected by the board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of the board of directors.

NAME	AGE	SERVED SINCE	POSITIONS WITH COMPANY
George Metrakos	38	March, 2000	Chairman, President, CEO, CFO

The following is a brief description of the business experience of our executive officers, director and significant employees:

GEORGE METRAKOS, Chairman of the Board, CEO, CFO and President:  Mr. Metrakos holds a Bachelor's of Engineering from Concordia University (Montreal, Canada) and a Master's of Business Administration (MBA) from the John Molson School of Business at Concordia University. Mr. Metrakos has specialized in numerous successful launches of new technologies for emerging marketplaces. He has worked with such organizations as Philips B.V. (The Netherlands), Dow Chemical company (USA), Hydro Quebec (Provincial Utility) and other entrepreneurial high-tech companies. During his founding role in GMS Capital Corp., Mr. Metrakos was recognized as entrepreneur of the year in an angel financing competition within the Montreal business community awarded by the Montreal Chamber of Commerce youth wing. He also currently holds the position of President, CEO, CFO and Chairman of a public telecommunications company.

	Employer's Name	Beginning and Ending Dates of Employment	Positions Held	Brief Description of Employer's Business
George Metrakos	GMS Capital Corp.	March 2000 to present	President, CEO, CFO and Director	Inventory Management Software

	Teliphone Corp.	Sep 1, 2004 to present	President, CEO, CFO and Director	Telecommunications Company (Public)

	United American Corp.	Nov 8, 2005 to Feb 22, 2008	President, CEO, CFO and Director	Holding Company (Public)

Mr. Metrakos’ full-time employment is with Teliphone Corp., where he spends an estimated 40-50 hours weekly operating.  Mr. Metrakos is part-time with GMS and oversees the activities of two part-time employees during the process of delivery of services to customers, as well as overseeing and working on the process of SEC-required public filings and financial statement production.  Mr. Metrakos also acts as President of Metratech Business Solutions Inc., a holding company that he owns.  There are no daily activities in this company other than quarterly and yearly review of its financial statements for taxation purposes.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees.

Because our Board of Directors consists of only one member, we do not have a standing nominating, compensation or audit committee.  Rather, our full Board of Directors performs the functions of these committees.  Also, we do not have an audit committee financial expert on our board of directors as that term is defined by Item 407(d)(5) of  Regulation  S-K promulgated by the SEC. George Metrakos, our current director, is also an executive officer of the Company and is therefore not independent.

DIRECTOR AND OFFICER COMPENSATION

Compensation of Directors

Our directors are not compensated for their service as directors of the Company.

Compensation of Officers

The following table sets forth the information, on an accrual basis, with respect to the compensation of our executive officers for the three years ended December 31, 2008, 2007 and 2006:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
George Metrakos	2008	$5,000	-	-	-	-	-	$4,375	$9,375
CEO, CFO, President &	2007	$17,140	-	156,244	-	-	-	$8,750	$182,134
Chairman	2006	$3,000	-	-	-	-	-	$7,250	$10,250

Employment Agreements

George Metrakos, Chairman, CEO, CFO, Principal Accounting Officer and President: George Metrakos is currently compensated $20,000 annually.  The actual amount paid is dependent on the available cash resources in the company, and hence the full salary is not paid unless the cash exists to pay it.  The Company does not have an employment agreement with Mr. Metrakos.

 OPTION AND WARRANT GRANTS IN LAST FISCAL YEAR

We currently do not have any warrants outstanding.

AGGREGATE OPTION AND WARRANT EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION AND WARRANT VALUES

The Company's Executive Officers own no options or warrants of the Company.

Indemnification of Officers and Directors

As permitted by Florida law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Director Independence

Mr. Metrakos is not an independent director of the Company since he is also an acting officer of the Company.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as   February 8, 2010 by (i) each person, entity or group that is known by the Company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the Company, (iii) each of our named Executive Officers as defined in Item 402(a)(2) of Regulation S-B; and (iv) most highly compensated executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 3456 Melrose Ave., Montreal, Quebec H4A2S1 Canada .

Name	Title of Class	Shares Beneficially Owned (1)	Percent Class (1)
George Metrakos (2)	Common	2,562,440	50.1%

Officers and Directors
As a Group (1 Person)	Common	2,562,440	50.1%

Marcel Côté	Common	1,012,480	19.8%

Spiro Krallis	Common	994,980	19.5%

Officers, Directors and
Certain Beneficial Owners
As a group (3 persons)	Common	4,569,900	89.4%

(1) Applicable percentage of ownership is based on 5,115,400 shares of fully diluted common stock effective   February 8, 2010 . Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within sixty days of   February 8, 2010 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) George Metrakos controls 2,562,440 shares of his stock through Metratech Business Solutions Inc of which he is the beneficial owner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related Party Transactions Within The Past Two Years.

On September 18, 2007, The Company, at the time doing business as "Metratech Retail Systems Inc.", a Canadian Corporation was re-incorporated in the State of Florida.  There were no changes in share holdings as shareholders of one share of the common voting stock of "Metratech Retail Systems Inc." received one share of the common voting stock of The Company.  The objective of the re-incorporation was that shareholders felt that access to capital in the US public markets would prove beneficial for management to realize its business plan as outlined in this prospectus.

In addition, there are approximately $39,326 of non-interest bearing advances that were incurred from January 1, 2007 from Officers or Shareholders or company's controlled by Officers and Shareholders.  These advances were provided for cash flow purposes for the Company to sustain its operations.  The breakdown of these advances is as follows:

George Metrakos, advanced $25,506
Marcel Côté advanced $9,915
Metatech Business Solutions Inc.*, $3,905

*Metratech Business Solutions Inc. is an entity controlled by George Metrakos and hence is considered as a Related Entity.

On October 1, 2007, the Company issued stock for services to compensate George Metrakos 1,562,440 shares to Metratech Business Solutions Inc., an entity controlled by George Metrakos, our sole Director and sole Officer, holding the positions of Chairman, CEO, CFO and President.

The Company advanced $1,900 to Teliphone Inc. on September 5, 2008.  This advance was subsequently repaid on March 12, 2009.  The Company disclosed this as a related party advance in its notes to the financial statements for the year ended December 31, 2008 since Teliphone Inc. is considered a related party.  George Metrakos, the Company’s President, CEO, CFO and Chairman is also the President of Teliphone Inc., a private Canadian company of which Mr. Metrakos owns a minority stake (5.9% at the time) of Teliphone Inc.’s parent company, Teliphone Corp., a Public, Nevada Company that trades its common stock on the Over-The-Counter Bulletin Board Exchange.

Changes in Control

We are not aware of any arrangements, which may result in a change in control of the Company.

DESCRIPTION OF OUR SECURITIES
Common Stock

Our authorized capital stock consists of 125,000,000 authorized shares of common stock, $.001 par value, of which 5,115,400 shares were outstanding as of February 8, 2010 . The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We have no authorized preferred stock and we have no stock option plan.

Warrants

We currently do not have any warrants outstanding.

Transfer Agent and Registrar

 Interwest Transfer Company, Inc. 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah  84117

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Change in Independent Accountants

The Company has engaged KBL, LLP, to serve as the independent registered public accounting firm responsible for auditing the Company's financial statements.

Except as set forth in the immediately preceding paragraph, neither the Company nor anyone on behalf of the Company consulted KBL, LLP during the two most recent fiscal years and any subsequent interim period prior to engaging KBL, LLP, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that the Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended December 31, 2007, year ended December 31, 2008, the quarter ended March 31, 2009,  the quarter ended June 30, 2009 and the quarter ended September 30, 2009 or to the date herein.

LEGAL MATTERS

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company. Notwithstanding, from time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including employment-related and trade related claims.

EXPERTS

KBL, LLP, independent certified public accountants, have audited our consolidated financial statements at December 31, 2007 and December 31, 2008 as set forth in their included report. We have included our consolidated financial statements in the registration statement, in reliance on their report giving their authority as an expert in accounting and auditing.

Jill Arlene Robbins , Attorney at Law, Miami, Florida will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the boards of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;
•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or
•	effecting an acquisition that might complicate or preclude the takeover decision.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The Company's Articles of Incorporation provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. The indemnification provided by the Florida Act and the Company's Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission, 100 F Street F Street, NE, Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

The Company does not make its filings available through its own internet website.  The Company will voluntarily provide free of charge an electronic copy of all SEC filings.  Persons interested in receiving electronic copies can do so by requesting the information from George Metrakos at 3456 Melrose Ave, Montreal, Quebec H4A 2S1 Canada.

FINANCIAL STATEMENTS

The Company’s audited financial statements for the year ended December 31, 2008 and 2007 , the notes thereto, together with the reports of the independent certified public accounting firms thereon are presented beginning at page F-1.

INDEX TO FINANCIAL STATEMENTS

Page(s)
Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of December 31, 2008 and 2007	F-2

Statements of Operations and Comprehensive Income (Loss)
For the Years Ended December 31, 2008 and 2007	F-3

Statement of Changes in Stockholders’ Equity (Deficit)
For the Years Ended December 31, 2008 and 2007	F-4

Statements of Cash Flows For the Years Ended
December 31, 2008 and 2007	F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
GMS Capital Corp.
Montreal, Canada

We have audited the accompanying balance sheets of GMS Capital Corp. (the “Company”) as of December 31, 2008 and 2007 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GMS Capital Corp. as of December 31, 2008 and 2007, and the results of its statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.   As discussed in Note 1 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, NY
February 19, 2009

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS, INC.)
BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

ASSETS
	(IN US$)
	2008	2007
Current Assets:
Cash and cash equivalents	$1,461	$11,993
Accounts receivable, net	2,646	15,971
Other current assets	1,053	-
Due from related companies	-	9,373

Total Current Assets	5,160	37,337

Fixed assets, net of depreciation	10,371	25,102

TOTAL ASSETS	$15,531	$62,439

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Advances - Shareholders	$26,970	$44
Line of credit	1,862	82
Due to related companies	1,240	-
Loan payable	-	12,426
Deferred revenue	-	1,084
Accounts payable and accrued expenses	-	6,150

Total Current Liabilities	30,072	19,786

Total Liabilities	30,072	19,786

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 Par Value; 125,000,000 shares authorized
and 5,115,400 shares issued and outstanding, respectively	5,115	5,115
Additional paid-in capital	461,425	461,425
Accumulated deficit	(454,865)	(391,589)
Accumulated other comprehensive income (loss)	(26,216)	(32,298)

Total Stockholders' Equity (Deficit)	(14,541)	42,653

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$15,531	$62,439

The accompanying notes are an integral part of the financial statements.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS, INC.)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	IN US$
	2008	2007
OPERATING REVENUES
Sales	$38,400	$73,104

COST OF SALES
Purchases	68,285	10,441
Total Cost of Sales	68,285	10,441

GROSS PROFIT (LOSS)	(29,885)	62,663

OPERATING EXPENSES
Selling, general and administrative	28,076	280,056
Depreciation	10,757	12,656
Total Operating Expenses	38,833	292,712

LOSS BEFORE OTHER INCOME (EXPENSE)	(68,718)	(230,049)

OTHER INCOME (EXPENSE)
Interest expense	(2,367)	(3,265)
Gain on asset disposal	7,809	-
Total Other Income (Expense)	5,442	(3,265)

NET LOSS BEFORE PROVISION
FOR INCOME TAXES	(63,276)	(233,314)
Provision for Income Taxes	-	-

NET LOSS APPLICABLE
TO COMMON SHARES	$(63,276)	$(233,314)

NET LOSS PER BASIC AND DILUTED SHARES
BASIC AND DILUTED	$(0.01)	$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	5,115,400	3,212,350

COMPREHENSIVE INCOME (LOSS)
Net loss	$(63,276)	$(233,314)
Other comprehensive income (loss)
Currency translation adjustments	6,082	8,040
Comprehensive income (loss)	$(57,194)	$(225,274)

The accompanying notes are an integral part of the financial statements.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMES, INC.)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	IN US$
					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income (Loss)	Total
Balance December 31, 2006	2,578,000	2,578	210,222	(158,275)	(40,338)	14,187

Shares of stock issued for services	2,537,400	2,537	251,203	-	-	253,740

Net loss for the year ended December 31, 2007	-	-	-	(233,314)	8,040	(225,274)

Balance December 31, 2007	5,115,400	5,115	461,425	(391,589)	(32,298)	42,653

Net loss for the year ended December 31, 2008	-	-	-	(63,276)	6,082	(57,194)

Balance December 31, 2008	5,115,400	$5,115	$461,425	$(454,865)	$(26,216)	$(14,541)

The accomanying notes are an integral part of the financial statements.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS, INC.)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	IN US$
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(63,276)	$(233,314)

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	10,757	12,656
Shares issued for services	-	253,740
Gain on sale of disposition of assets	(7,809)	-
Changes in assets and liabilities
Decrease in accounts receivable	11,195	10,302
Increase (decrease) in deferred revenue	(1,084)	1,084
(Decrease) in accounts payable and
and accrued expenses	(6,055)	(13,634)
Total adjustments	7,004	264,148

Net cash provided by (used in) operating activities	(56,272)	30,834

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions (disposal) of fixed assets	11,695	(1,454)
Decrease in due to/from related parties	8,985	7,937

Net cash provided by investing activities	20,680	6,483

CASH FLOWS FROM FINANCING ACTIVITES
Repayments of loan payable	(10,112)	(6,779)
Proceeds from line of credit, net of repayments	1,795	(23,561)
Proceeds from officers, net of repayments	26,880	(11,424)

Net cash provided by (used in) financing activities	18,563	(41,764)

Effect of foreign currency	6,497	7,132

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(10,532)	2,685

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	11,993	9,308

CASH AND CASH EQUIVALENTS - END OF YEAR	$1,461	$11,993

CASH PAID DURING THE YEAR FOR:
Interest expense	$2,367	$3,265

The accompanying notes are an integral part of the financial statements.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1-                ORGANIZATION AND BASIS OF PRESENTATION

GMS Capital Corp. (the “Company”), a Florida Corporation, was founded on March 9, 2000 originally doing business as Metratech Retail Systems Inc., a Canadian Corporation up until the reincorporation as GMS Capital Corp. in the State of Florida on September 18, 2007, in order to develop and market inventory management software for suppliers to major retailers, which enable suppliers to forecast consumer demand for their products and to optimize their production and inventory accordingly.

The Company's objective in the reincorporation in the state of Florida is to raise capital through the issuance of stock on the public markets in the US once achieving regulatory approval.  This capital raised will be utilized to further the promotion of The Company's flagship software product, ManageThePipe, a specialized inventory management software for small to medium sized businesses who sell their products via large chain retail sales outlets known as “big box chains”.

Prior to its reincorporation as GMS, the Company had grown primarily in the provinces of Quebec and British Columbia, Canada through the installation of its software via direct sales to customers.  While sales to date of the software have occurred via a direct sales channel, the Company will look to add further distribution channels to other sectors in the United States and Canada in the coming year.

Going Concern

As shown in the accompanying financial statements the Company has incurred a net loss of $63,276 and $233,314 for the years ended December 31, 2008 and 2007, respectively, and has, an accumulated deficit of $454,865 and a working capital deficiency of $24,912 as of December 31, 2008.  This financial performance, along with the Company’s limited customer base exposes them to significant risk of future revenues.  The Company has been searching for new distribution channels to sell their software and services to provide additional revenues to support their operations.  There is no guarantee that the Company will be able to raise additional capital or generate the increase in revenues sought; however the Company has recently begun a reincorporation process and has gone effective with a registration statement of Form S-1 to raise additional capital under GMS Capital Corp.

Management believes that the Company’s capital requirements will depend on many factors. These factors include the increase in sales through its existing channel as well as the Company’s ability to continue to expand its distribution channels.

In the near term, the Company will look to sell part or all of its complete offering as outlined it its Prospectus. There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1-                ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Going Concern (Continued)

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No, 130, “Reporting Comprehensive Income,” (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company’s weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

Currency Translation

The Company’s functional currency is the Canadian dollar, while the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). For the years ended December 31, 2008 and 2007, the Company had translations gains of $6,082 and $8,040, respectively.

Research and Development

The Company occasionally incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.  The Company did not incur Research and Development expenses during 2007 and 2008.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company generates revenue from the following primary sources: (1) licensing software products; (2) providing customer technical support (referred to as maintenance); and (3) providing professional services, such as consulting and education.

The Company recognizes revenue pursuant to the requirements of Statement of Position (SOP) 97-2, “Software Revenue Recognition,” issued by the American Institute of Certified Public Accountants, as amended by SOP 98-9 “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” In accordance with SOP 97-2, the Company begins to recognize revenue from licensing and supporting its software products when all of the following criteria are met: (1) the Company has evidence of an arrangement with a customer; (2) the Company delivers the products; (3) license agreement terms are deemed fixed or determinable and free of contingencies or uncertainties that may alter the agreement such that it may not be complete and final; and (4) collection is probable.

The Company’s software licenses generally do not include acceptance provisions. An acceptance provision allows a customer to test the software for a defined period of time before committing to license the software. If a license agreement were to include an acceptance provision, the Company would not record deferred subscription value or recognize revenue until the earlier of the receipt of a written customer acceptance or, if not notified by the customer to cancel the license agreement, the expiration of the acceptance period.

Under the Company’s business model, software license agreements frequently include flexible contractual provisions that, among other things, allow customers to receive unspecified future software products for no additional fee. These agreements combine the right to use the software products with maintenance for the term of the agreement. Under these agreements, once all four of the above noted revenue recognition criteria are met, the Company is required to recognize revenue ratably over the term of the license agreement.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Under the Company’s business model, a relatively small percentage of the Company’s revenue related to certain products is recognized on an up-front or perpetual basis once all revenue recognition criteria are met in accordance with SOP 97-2 as described above, and is reported in the “Software fees and other” line of the Statements of Operations. License agreements pertaining to such products do not include the right to receive unspecified future software products, and maintenance is deferred and subsequently recognized over the term of the maintenance period. In the event such license agreements are executed within close proximity or in contemplation of other license agreements with the same customer which are recognized on a subscription basis, the contracts may be considered a single multi-element agreement, and as such all revenue is deferred and recognized as “Subscription revenue” in the Statements of Operations.

Maintenance revenue is derived from two primary sources: (1) combined license and maintenance agreements recorded under the prior business model; and (2) stand-alone maintenance agreements.

Under the prior business model, maintenance and license fees were generally combined into a single license agreement. The maintenance portion was deferred and amortized into revenue over the initial license agreement term. Certain of these license agreements have not reached the end of their initial terms and, therefore, continue to amortize. This amortization is recorded to the “Maintenance” line item in the Statements of Operations. The deferred maintenance portion, which was optional to the customer, was determined using its fair value based on annual, fixed maintenance renewal rates stated in the agreement. For license agreements entered into under the Company’s current business model, maintenance and license fees continue to be combined; however, the maintenance is inclusive for the entire term of the arrangement. The Company reports such combined fees on the “Subscription revenue” line item in the Statements of Operations.

The Company also records stand-alone maintenance revenue earned from customers who elect optional maintenance. Revenue from such renewals is recognized on the “Maintenance” line item in the Statements of Operations over the term of the renewal agreement.

The “Deferred maintenance revenue” line item on the Company’s Balance Sheets principally represents payments received in advance of maintenance services to be rendered.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Revenue from professional service arrangements is generally recognized as the services are performed. Revenue from committed professional services arrangements that are sold as part of a software transaction is deferred and recognized on a ratable basis over the life of the related software transaction. If it is not probable that a project will be completed or the payment will be received, revenue is deferred until the uncertainty is removed.

Revenue from sales to distributors, resellers, and value-added resellers (VARs) commences when all four of the SOP 97-2 revenue recognition criteria noted above are met and when these entities sell the software product to their customers. This is commonly referred to as the sell-through method. Revenue from the sale of products to distributors, resellers and VARs under licenses that include the right for the end-users to receive certain unspecified future software products is recognized on a ratable basis.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral.

Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $0 at December 31, 2008 and 2007.

Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

The Company expenses the costs associated with advertising as incurred.  Advertising expenses for the years ended December 31, 2008 and 2007 are included in general and administrative expenses in the statements of operations.

Fixed Assets

Fixed assets are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles – 3 years, computer equipment – 3 years, furniture and fixtures – 5 years and leasehold improvements- 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share of Common Stock (Continued)

The following is a reconciliation of the computation for basic and diluted EPS:

	December 31,	December 31,
	2008	2007
Net Loss	$(63,276)	$(233,314)

Weighted-average common shares
Outstanding (Basic)	5,115,400	3,212,350

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
Outstanding (Diluted)	5,115,400	3,212,350

The Company has not issued options or warrants to purchase stock in these periods. If there were options or warrants outstanding they would not be included in the computation of diluted EPS because inclusion would have been antidilutive.

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”).  SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.  The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005.  The Company has adopted the provisions of SFAS 123R for its year ended December 31, 2006. The adoption of this principle had no effect on the Company’s operations.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

On January 1, 2006, the Company adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to its stock-based compensation.

The Company has elected to use the modified–prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Segment Information

The Company follows the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of SFAS No. 160 will have on the Company’s financial position, results of operations or cash flows.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS 141R, Business Combinations (“SFAS 141R”), which replaces FASB SFAS 141, Business Combinations.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.

SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110, “Use of a Simplified Method in Developing Expected Term of Share Options” (“SAB 110”). SAB 110 expenses the current view of the staff that it will accept a company’s election to use the simplified method discussed in Staff Accounting Bulletin No. 107, “Share Based Payment”, (“SAB 107”), for estimating the expected term of “plain vanilla” share options regardless of whether the company has sufficient information to make more refined estimates. SAB 110 became effective for the Company on January 1, 2008. The adoption of SAB 110 is not expected to have a material impact on the Company’s financial position.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that SFAS 161 will have an impact on their results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). SFAS 162 makes the hierarchy of generally accepted accounting principles explicitly and directly applicable to preparers of financial statements, a step that recognizes preparers’ responsibilities for selecting the accounting principles for their financial statements. The effective date for SFAS 162 is 60 days following the U.S. Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board’s related amendments to remove the GAAP hierarchy from auditing standards, where it has resided for some time. The adoption of SFAS 162 will not have an impact on the Company’s results of operations or financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of SFAS No. 60” (SFAS 163). SFAS 163 prescribes accounting for insures of financial obligations, bringing consistency to recognizing and recording premiums and to loss recognition. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. Except for some disclosures, SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS 163 will not have an impact on the Company’s results of operations or financial position.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 3-                FIXED ASSETS

Fixed assets as of December 31, 2008 and 2007 were as follows:

	Estimated Useful	December 31,	December 31,
	Lives (Years)	2008	2007
Equipment	5	$1,624	$5,468
Vehicles	5	0	29,422
Leasehold improvements	5	13,994	28,638
	TOTAL:	15,618	63,528

Less: accumulated depreciation		5,247	38,426
Property and equipment, net		$10,371	$25,102

There was $10,757 and $12,656 charged to operations for depreciation expense for the years ended December 31, 2008 and 2007, respectively.

The Company disposed of its vehicle asset on June 10, 2008.  The net book value of the asset at that time, including depreciation to June 10, 2008 was $3,543.  The vehicle was sold for $11,412.  As a result, the Company realized a gain on disposition of assets of $7,809.

NOTE 4-	OPERATING LINE OF CREDIT

On June 13, 2008, the Company established an operating line of credit of CDN$15,000 with a bank through a credit card, with the full outstanding amount guaranteed by a Director.  The interest rate charged is a floating rate, bank prime rate + 2%.  As of December 31, 2008, the interest rate was 8.75% with an outstanding balance of $1,862. The Company recorded interest expense of $2,367 and $3,265 for the year ended December 31, 2008 and 2007, respectively.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 5-	LONG-TERM LOAN

The Company signed a five year loan agreement with BMW Financial Services in November, 2004 for a total of $25,949 at an interest rate at the time of 6.97% in order to purchase a vehicle.  The Company was making 60 equal payments from December, 2004 until December 2009. The Company paid the entire balance due of this loan on June 10, 2008 with the proceeds of the sale of its vehicle.  As of December 31, 2008 and 2007, the outstanding balance was $0 and $12,426, respectively. The Company recorded interest expense of $616 and $1,251 for the years ended December 31, 2008 and 2007, respectively.

NOTE 6-                RELATED PARTY LOANS

The Company has entered into related party loans with an officer of the Company.  This loan is non-interest bearing and payable on demand.  The amounts owed as of December 31, 2008 is $18,388.

The Company has entered into related party loans with a company owned and controlled by an officer of the Company.  This loan is non-interest bearing and payable on demand.  The amounts owed as of December 31, 2008 is $3,140. In addition, the Company is owed $1,900 from a company that an officer is also an officer of the related company.

The Company has entered into related party loans with a shareholder of the Company.  This loan is non-interest bearing and payable on demand.  The amounts owed as of December 31, 2008 is $8,582.

NOTE 7-                STOCKHOLDERS’ DEFICIT

Common Stock

As of December 31, 2008, the Company has 100,000,000 shares of common stock authorized with a par value of $0.01

As of December 31, 2008, the Company has 5,115,400 shares of common stock issued and outstanding.

The Company did not issue any stock in 2008.

The Company issued 2,537,400 shares for services during 2007 valued at $253,740.

The Company issued 2,578,000 shares in 2007 as replacement shares for the original shares issued in Metratech Retail Systems, Inc. These shares were valued at $212,800.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 9-                PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2008, deferred tax assets consist of the following:

Net operating losses	$154,654

Valuation allowance	(154,654)

$-

At December 31, 2008, the Company had a net operating loss carryforward in the amount of $454,865, available to offset future taxable income through 2028.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended December 31, 2008 and 2007 is summarized as follows:

	2008	2007
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	3.3	3.3
Valuation allowance	30.7	30.7
	0%	0%

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 10-              FAIR VALUE MEASUREMENTS

On January 1, 2008, the Company adopted SFAS 157. SFAS 157 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. SFAS 157’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. SFAS 157 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

	Level 1	Level 2	Level 3	Total
Cash equivalents	1,461	-	-	1,461

Total assets	1,461	-	-	1,461

Line of credit	1,240	-	-	1,240

Total liabilities	1,240	-	-	1,240

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS, INC.)
BALANCE SHEETS
SEPTEMBER 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008

ASSETS
	(IN US$)
	September 30,	December 31,
	2009	2008
	(unaudited)
Current Assets:
Cash and cash equivalents	$586	$1,461
Accounts receivable, net	4,792	2,646
Other current assets	-	1,053

Total Current Assets	5,378	5,160

Fixed assets, net of depreciation	5,778	10,371

TOTAL ASSETS	$11,156	$15,531

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Advances - Shareholders	$35,421	$26,970
Line of credit	6,166	1,862
Due to related companies	3,905	1,240
Accounts payable and accrued expenses	1,579	-

Total Current Liabilities	47,071	30,072

Total Liabilities	47,071	30,072

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 Par Value; 125,000,000 shares authorized
and 5,115,400 shares issued and outstanding, respectively	5,115	5,115
Additional paid-in capital	461,425	461,425
Accumulated deficit	(475,986)	(454,865)
Accumulated other comprehensive income (loss)	(26,468)	(26,216)

Total Stockholders' Equity (Deficit)	(35,914)	(14,541)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$11,156	$15,531

The accompanying notes are an integral part of the financial statements.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS, INC.)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE NINE AND THREE MONTHS ENDING SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

	IN US$
	NINE MONTHS ENDED		THREE MONTHS ENDED
	2009	2008	2009	2008
OPERATING REVENUES
Sales	$25,303	$35,728	$16,357	$19,521

COST OF SALES
Purchases	23,003	41,691	13,226	16,893
Total Cost of Sales	23,003	41,691	13,226	16,893

GROSS PROFIT (LOSS)	2,300	(5,963)	3,131	2,628

OPERATING EXPENSES
Selling, general and administrative	17,256	23,284	4,970	10,571
Depreciation	5,911	7,390	2,061	1,880
Total Operating Expenses	23,167	30,674	7,031	12,451

LOSS BEFORE OTHER INCOME (EXPENSE)	(20,867)	(36,637)	(3,900)	(9,823)

OTHER INCOME (EXPENSE)
Interest expense	(254)	(2,356)	(118)	(16)
Gain on asset disposal	-	7,809	-	-
Total Other Income (Expense)	(254)	5,453	(118)	(16)

NET LOSS BEFORE PROVISION
FOR INCOME TAXES	(21,121)	(31,184)	(4,018)	(9,839)
Provision for Income Taxes	-	-	-	-

NET LOSS APPLICABLE
TO COMMON SHARES	$(21,121)	$(31,184)	$(4,018)	$(9,839)

NET LOSS PER BASIC AND DILUTED SHARES
BASIC AND DILUTED	$(0.00)	$(0.01)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	5,115,400	5,115,400	5,115,400	5,115,400

COMPREHENSIVE INCOME (LOSS)
Net loss	$(21,121)	$(31,184)	$(4,018)	$(9,839)
Other comprehensive income (loss)
Currency translation adjustments	(252)	815	(2,588)	1,654
Comprehensive income (loss)	$(21,373)	$(30,369)	$(6,606)	$(8,185)

The accompanying notes are an integral part of the financial statements.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS, INC.)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

	IN US$
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,121)	$(31,184)

Adjustments to reconcile net loss to net cash
(used in) operating activities:
Depreciation	5,911	7,390
Gain on sale of disposition of assets	-	(7,809)

Changes in assets and liabilities
(Increase) decrease in accounts receivable	(1,735)	10,346
Increase (decrease) in deferred revenue	-	(1,084)
Increase (decrease) in accounts payable and
and accrued expenses	2,796	(4,419)
Total adjustments	6,972	4,424

Net cash (used in) operating activities	(14,149)	(26,760)

CASH FLOWS FROM INVESTING ACTIVITIES
(Acquisitions) disposal of fixed assets	(1,318)	11,695
Decrease in due to/from related parties	2,581	(3,126)

Net cash provided by investing activities	1,263	8,569

CASH FLOWS FROM FINANCING ACTIVITES
Repayments of loan payable	-	(11,683)
Proceeds from line of credit, net of repayments	4,015	(77)
Proceeds from officers, net of repayments	4,260	23,732

Net cash provided by (used in) financing activities	8,275	11,972

Effect of foreign currency	3,736	1,458

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(875)	(4,761)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	1,461	11,993

CASH AND CASH EQUIVALENTS - END OF PERIOD	$586	$7,232

CASH PAID DURING THE PERIOD FOR:
Interest expense		$2,356

The accompanying notes are an integral part of the financial statements.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 1-                ORGANIZATION AND BASIS OF PRESENTATION

The unaudited financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company’s annual statements and notes.  Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these financial statements be read in conjunction with the December 31, 2008 10-K and audited financial statements and the accompanying notes thereto.  While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

GMS Capital Corp. (the “Company” or “GMS”), a Florida Corporation, was founded on March 9, 2000 originally doing business as Metratech Retail Systems Inc., a Canadian Corporation up until the reincorporation as GMS Capital Corp. in the State of Florida on September 18, 2007, in order to develop and market inventory management software for suppliers to major retailers, which enable suppliers to forecast consumer demand for their products and to optimize their production and inventory accordingly.

The Company's objective in the reincorporation in the state of Florida is to raise capital through the issuance of stock on the public markets in the US once achieving regulatory approval.  This capital raised will be utilized to further the promotion of The Company's flagship software product, ManageThePipe, a specialized inventory management software for small to medium sized businesses who sell their products via large chain Retail sales outlets known as “big box chains”.

Prior to its reincorporation as GMS, the Company had grown primarily in the Provinces of Quebec and British Columbia, Canada through the installation of its software via direct sales to customers.  While sales to date of the software have occurred via a direct sales channel, the Company will look to add further distribution channels to other sectors in the United States and Canada in the coming year.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 1-                ORGANIZATION AND BASIS OF PRESENTATION (UNAUDITED)

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Going Concern

As shown in the accompanying financial statements the Company has incurred a net loss of ($21,121) and ($31,184) for the nine months ended September 30, 2009 and 2008 and has an accumulated deficit of ($475,986) as of September 30, 2009.  The Company’s limited customer base exposes them to significant risk of future revenues.  The Company has been searching for new distribution channels to sell their software and services to provide additional revenues to support their operations.  There is no guarantee that the Company will be able to raise additional capital or generate the increase in revenues sought.

There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

Management believes that the Company’s capital requirements will depend on many factors. These factors include the increase in sales through its existing channel as well as the Company’s ability to continue to expand its distribution channels.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

Comprehensive Income

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currency Translation

The Company’s functional currency is the Canadian dollar, while the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the nine months ended September 30, 2009 and 2008, the Company had translations gains (losses) of ($252) and $815, respectively.

Research and Development

The Company occasionally incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.  The Company did not incur Research and Development expenses during 2007, 2008 and 2009.

Revenue Recognition

The Company generates revenue from the following primary sources: (1) licensing software products; (2) providing customer technical support (referred to as maintenance); and (3) providing professional services, such as consulting and education.

The Company recognizes revenue pursuant to the requirements of ASC 450-10 and ASC 985-605, “Software Revenue Recognition.” In accordance with the ASC’s, the Company begins to recognize revenue from licensing and supporting its software products when all of the following criteria are met: (1) the Company has evidence of an arrangement with a customer; (2) the Company delivers the products; (3) license agreement terms are deemed fixed or determinable and free of contingencies or uncertainties that may alter the agreement such that it may not be complete and final; and (4) collection is probable.

The Company’s software licenses generally do not include acceptance provisions. An acceptance provision allows a customer to test the software for a defined period of time before committing to license the software. If a license agreement were to include an acceptance provision, the Company would not record deferred subscription value or recognize revenue until the earlier of the receipt of a written customer acceptance or, if not notified by the customer to cancel the license agreement, the expiration of the acceptance period.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Under the Company’s business model, software license agreements frequently include flexible contractual provisions that, among other things, allow customers to receive unspecified future software products for no additional fee. These agreements combine the right to use the software products with maintenance for the term of the agreement. Under these agreements, once all four of the above noted revenue recognition criteria are met, the Company is required to recognize revenue ratably over the term of the license agreement.

Under the Company’s business model, a relatively small percentage of the Company’s revenue related to certain products is recognized on an up-front or perpetual basis once all revenue recognition criteria are met in accordance with the ASC’s as described above, and is reported in the “Software fees and other” line of the statements of operations. License agreements pertaining to such products do not include the right to receive unspecified future software products, and maintenance is deferred and subsequently recognized over the term of the maintenance period. In the event such license agreements are executed within close proximity or in contemplation of other license agreements with the same customer which are recognized on a subscription basis, the contracts may be considered a single multi-element agreement, and as such all revenue is deferred and recognized as “Subscription revenue” in the statements of operations.

Maintenance revenue is derived from two primary sources: (1) combined license and maintenance agreements recorded under the prior business model; and (2) stand-alone maintenance agreements.

Under the prior business model, maintenance and license fees were generally combined into a single license agreement. The maintenance portion was deferred and amortized into revenue over the initial license agreement term. Certain of these license agreements have not reached the end of their initial terms and, therefore, continue to amortize. This amortization is recorded to the “Maintenance” line item in the Statements of Operations. The deferred maintenance portion, which was optional to the customer, was determined using its fair value based on annual, fixed maintenance renewal rates stated in the agreement. For license agreements entered into under the Company’s current business model, maintenance and license fees continue to be combined; however, the maintenance is inclusive for the entire term of the arrangement. The Company reports such combined fees on the “Subscription revenue” line item in the statements of operations.

The Company also records stand-alone maintenance revenue earned from customers who elect optional maintenance. Revenue from such renewals is recognized on the “Maintenance” line item in the statements of operations over the term of the renewal agreement.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The “Deferred maintenance revenue” line item on the Company’s balance sheets principally represents payments received in advance of maintenance services to be rendered.

Revenue from professional service arrangements is generally recognized as the services are performed. Revenue from committed professional services arrangements that are sold as part of a software transaction is deferred and recognized on a ratable basis over the life of the related software transaction. If it is not probable that a project will be completed or the payment will be received, revenue is deferred until the uncertainty is removed.

Revenue from sales to distributors, resellers, and value-added resellers (VARs) commences when all four of the ASC revenue recognition criteria noted above are met and when these entities sell the software product to their customers. This is commonly referred to as the sell-through method. Revenue from the sale of products to distributors, resellers and VARs under licenses that include the right for the end-users to receive certain unspecified future software products is recognized on a ratable basis.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral.

Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $0 at September 30, 2009 and December 31, 2008.

Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

The Company expenses the costs associated with advertising as incurred.  Advertising expenses for the nine months ended September 30, 2009 and 2008 are included in general and administrative expenses in the statements of operations.

Fixed Assets

Fixed assets are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles – 3 years, computer equipment – 3 years, furniture and fixtures – 5 years and leasehold improvements- 5 years.

 When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

(Loss) Per Share of Common Stock

Basic net (loss) per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (Continued)

The following is a reconciliation of the computation for basic and diluted EPS:

	September 30,	September 30,
	2009	2008

Net (Loss)	$(21,121)	$(31,184)

Weighted-average common shares
Outstanding (Basic)	5,115,400	5,115,400

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
Outstanding (Diluted)	5,115,400	5,115,400

The Company has not issued options or warrants to purchase stock in these periods. If there were options or warrants outstanding they would not be included in the computation of diluted EPS because inclusion would have been antidilutive.

Stock-Based Compensation

In 2006, the Company adopted the provisions of ASC 718-10 “Share Based Payments” for its year ended December 31, 2008. The adoption of this principle had no effect on the Company’s operations.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

The Company has elected to use the modified–prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Segment Information

The Company follows the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

Effective April 1, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition. The Company has evaluated subsequent events through October 26, 2009, the date the financial statements were issued.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 3-                FIXED ASSETS

Fixed assets as of September 30, 2009 and December 31, 2008 were as follows:

	Estimated Useful	September 30,	December 31,
	Lives (Years)	2009	2008

Computer equipment	3	$1,318	$0
Office equipment	5	1,624	1,624
Leasehold improvements	5	13,994	13,994
	TOTAL:	16,936	15,618

Less: accumulated depreciation		11,158	5,246
Property and equipment, net		$5,778	$10,371

There was $5,911 and $7,390 charged to operations for depreciation expense for the nine months ended September 30, 2009 and 2008, respectively.

NOTE 4-	OPERATING LINE OF CREDIT

On June 13, 2008, the Company established an operating line of credit of CDN$15,000 with a bank through a credit card, with the full outstanding amount guaranteed by a Director.  The interest rate charged is a floating rate, bank prime rate + 2%.  As of September 30, 2009, the interest rate was 8.75% with an outstanding balance of $6,166. The Company recorded interest expense of $254 and $2,356 for the nine months ended September 30, 2009 and 2008, respectively.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 5-                RELATED PARTY LOANS

The Company has entered into related party loans with an officer of the Company.  This loan is non-interest bearing and payable on demand.  The amounts owed as of September 30, 2009 is $25,506.

The Company has entered into related party loans with a company owned and controlled by an officer of the Company.  This loan is non-interest bearing and payable on demand.  The amounts owed as of September 30, 2009 is $3,155.

The Company has entered into related party loans with a shareholder of the Company.  This loan is non-interest bearing and payable on demand.  The amounts owed as of September 30, 2009 is $9,915.

NOTE 6-                STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

As of September 30, 2009 and December 31, 2008, the Company has 125,000,000 shares of common stock authorized with a par value of $0.01

As of September 30, 2009 and December 31, 2008, the Company has 5,115,400 shares of common stock issued and outstanding.

The Company has not issued any shares in 2009 or 2008.

The Company issued 2,537,400 shares for services during 2007 valued at $253,740.

The Company issued 2,578,000 shares in 2007 as replacement shares for the original shares issued in Metratech Retail Systems, Inc. These shares were valued at $212,800.

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 7-                PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At September 30, 2009, deferred tax assets consist of the following:

Net operating losses	$161,835

Valuation allowance	(161,835)

$-

At September 30, 2009, the Company had a net operating loss carryforward in the amount of $475,986, available to offset future taxable income through 2029.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the nine months ended September 30, 2009 and 2008 is summarized as follows:

	2009	2008
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	3.3	3.3
Valuation allowance	30.7	30.7
	0%	0%

GMS CAPITAL CORP.
(FORMERLY DOING BUSINESS AS METRATECH RETAIL SYSTEMS INC.)
FINANCIAL STATEMENTS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

NOTE 8-                FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2009:

	Level 1	Level 2	Level 3	Total
Cash equivalents	586	-	-	586

Total assets	586	-	-	586

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses we will pay in connection with this registration statement.

Amount
SEC registration fee	$44.64
Printing, Edgar filing and shipping expenses	$500
Legal fees and expenses	$4,000
Accounting fees and expenses	$5,000
Transfer and Miscellaneous expenses	$455.36
Total	$10,000

* All expenses except SEC registration fee are estimated.

Item 14. Indemnification of Directors and Executive Officers.

The Florida  Business  Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an  officer  or  director  or corporation, such person is entitled to indemnification  of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

Such act also provides that the  corporation may indemnify an officer or director,  advance expenses,  if such person acted in good faith and in a manner the person  reasonably  believed to be in, or not opposed to, the best interests of the  corporation  and, with respect to a criminal  action,  had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S.607.0850(9).

Article  VIII of our Amended and Restated Articles of  Incorporation  authorizes us, among other things,  to indemnify our officers, directors, employees or agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with certain actions, suits or proceedings if they acted in good faith and in a manner in which they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe their conduct was unlawful. Article VII of our  by-laws authorizes us to indemnify  our  officers and  directors to the fullest extent authorized or permitted by the Florida Business Corporation Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling  precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

On October 1, 2007, the Company issued the following restricted stock for services related to the drafting of the Company's registration statement, such stock valued at $0.10 per share.  In all cases, the people and companies listed below were issued stock for services related to the work involved in completing the company's Registration Statement on Form S-1:

Name	Address	# of Shares of Common Stock
Metratech Business Solutions Inc.	Montreal, Canada	1,562,440
Marcel Côté	Montreal, Canada	412,480
Spiro Krallis	Montreal, Canada	412,480
Jim Johnson	Montreal, Canada	150,000

The conversion of the shares of our common stock listed above were affected in reliance on the exemptions for transfer of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The parties were non-U.S. entities and  acknowledged the following: The parties are not a United States Person, nor are the parties acquiring the shares directly or indirectly for the account or benefit of a United States Person.   For purposes of this response, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Common Stock Certificate
5.1 *	Opinion of Jill Arlene Robbins , Attorney at Law
10.1.	Term Sheet of the Partnership Agreement, Metratech Retail Systems Inc., July 10, 2000
10.2.	Non-Disclosure Agreement signed with MGA Concept, April 1, 2000
10.3.	Employment and technology transfer agreement with Junior Active Designs, Inc., October 16, 2000
10.4.	Form of Services Agreement
10.5. *	GMS Capital Corp., Poliquin Escrow Agreement
10.6.	GMS Capital Corp, Metratech Retail Systems, Inc. Merger Agreement
14.1	Code of Ethics
23.1 *	Consent of Jill Arlene Robbins , Attorney at Law (see 5.1 opinion)
23.2 *	Consent of Independent Registered Public Accounting Firm (KBL,LLP)
99.1	Form of Subscription Agreement

* filed herein. All other items filed previously on June 16, 2008.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(iii) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Quebec, Canada.

Dated: February 8, 2010

GMS CAPITAL CORP.

/s/ George Metrakos
George Metrakos Chief Executive Officer and President

GMS CAPITAL CORP.

/s/ George Metrakos
George Metrakos Principal Financial and Accounting Officer

GMS CAPITAL CORP.

/s/ George Metrakos
George Metrakos Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ George Metrakos
George Metrakos Chief Executive Officer and President

/s/ George Metrakos
George Metrakos Principal Financial and Accounting Officer

/s/ George Metrakos
George Metrakos Director